                                 SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                         (Amendment No.            )



[X]      Filed by Registrant

[  ]     Filed by a Party other than the Registrant


Check the appropriate box:

[X]      Preliminary Proxy Statement

[  ]     Definitive Proxy Statement

[  ]     Definitive Additional Materials

[  ]     Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                         GLOBAL SPILL MANAGEMENT, INC.
               (Name of Registrant As Specified in its Charter)

           DAVID R. STITH, PRESIDENT, GLOBAL SPILL MANAGEMENT, INC.
                (Name of Person(s) Filing the Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X]      No Fee Required.

[  ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

1)       Title of each class of securities to which transaction applies:

                  N/A
         ---------------------------------------------------------------------

2)       Aggregate number of securities to which transaction applies:

                  N/A
         ----------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

                  N/A
         ----------------------------------------------------------------------

4)       Proposed maximum aggregate value of transaction:

                  N/A
         ----------------------------------------------------------------------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

                  1)  Amount Previously Paid:
                           N/A
                  ---------------------------------------------------------

                  2)  Form, Schedule or Registration Statement No.:
                           N/A
                  ---------------------------------------------------------

                  3)  Filing Party:
                           N/A
                  ---------------------------------------------------------

                  4)  Date Filed:
                           N/A
                  ---------------------------------------------------------

                         GLOBAL SPILL MANAGEMENT, INC.
                                244 Main Street
                         Linfield, Pennsylvania 19468

                   ----------------------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          BE HELD ON August __, 1998

                    ---------------------------------------

To the Stockholders of Global Spill Management, Inc.:

         NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders (the "Special Meeting") of Global Spill Management, Inc., a Nevada corporation (the "Company"), will be held on September __, 1998, at _____________________ at
9:00 a.m., local time, and thereafter as it may from time to time be adjourned, for the purposes stated below:

         1. To elect eight (8) directors to the Board of Directors of the Company for a one (1) year term;

         2. To amend the Company's Certificate of Incorporation to change the Company's name to Biofarm, Inc. (the "Name Change");

         3. To amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 25,000,000 shares to 100,000,000 shares;

         4. To ratify the appointment of BDO International as the Company's independent certified public accountants; and

         5. To transact such other business as may properly come before the Special Meeting or any adjournments thereof.

         All Stockholders are cordially invited to attend the Special Meeting. Only those Stockholders of record at the close of business on August __, 1998 are entitled to notice of and to vote at the Special Meeting and any adjournments thereof. The stock transfer books will not be closed. A complete list of stockholders entitled to vote at the Special Meeting will be available at the Meeting.

                                            BY ORDER OF THE BOARD OF DIRECTORS
                                            OF GLOBAL SPILL MANAGEMENT, INC.


________ __, 1998                           David R. Stith, President

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO AMERICAN STOCK TRANSFER & TRUST COMPANY, 40 WALL STREET, NEW YORK, NEW YORK 10005.

                         GLOBAL SPILL MANAGEMENT, INC.
                                244 Main Street
                         Linfield, Pennsylvania 19468

                                PROXY STATEMENT


                                 INTRODUCTION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Global Spill Management, Inc., a Nevada corporation (the "Company"), for use at the special meeting of the Company's stockholders to be held at ______________________ on September __, 1998, at 9:00 a.m., local time, and at any adjournments thereof (the "Special Meeting").

         The Special Meeting has been called to consider and take action on the following proposals:

         1. To elect eight (8) directors to the Board of Directors of the Company for a one (1) year term;

         2. To amend the Company's Certificate of Incorporation to change the Company's name to Biofarm, Inc. (the "Name Change");

         3. To amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 25,000,000 shares to 100,000,000 shares; and

         4. To ratify the appointment of BDO International as the Company's independent certified public accountants; and

         5. To transact such other business as may properly come before the Special Meeting or any adjournments thereof.

         The Company's Board of Directors has taken unanimous affirmative action with respect to each of the foregoing proposals and recommends that the Stockholders vote in favor of each of the proposals. Only holders of record of common stock, $.001 par value ("Common Stock"), of the Company at the close of business on August __, 1998 (the "Record Date") will be entitled to vote at the Special Meeting.

         The principal executive offices of the Company are located at 244
Main Street, Linfield, PA 19468 and its telephone number is (610) 495-8413.
The approximate date on which this Proxy Statement, the proxy card and other accompanying materials are first being sent or given to Stockholders is August __, 1998. The Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997, including audited financial statements, and the Company's consolidated financial statements for the period ended March 31, 1998, and June 30, 1997, the Biofarm, Inc. consolidated pro forma financial statements and the Biofarm S.A. financial statements are being sent to stockholders together with this Proxy Statement.

Voting at the Special Meeting

         The Board of Directors of the Company has fixed the close of business on August __, 1998, as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Special Meeting. At the close of business on the Record Date, there were 4,211,930 shares of the Company's Common Stock, $.001 par value (the "Common Stock"), validly issued and outstanding, each of which is entitled to one (1) vote at the Special Meeting. The Company has approximately 2000 beneficial holders of its Common Stock.

         The presence in person or by proxy of holders of record of a majority of the shares outstanding and entitled to vote as of the Record Date shall be required for a quorum to transact business at the Special Meeting. If a quorum should not be present, the Special Meeting may be adjourned until a quorum is obtained. The nominees to be selected as a Director named in Proposal 2, must receive a plurality of the eligible votes cast at the Special Meeting with respect to such proposals. The affirmative vote of the holders of a majority of the issued and outstanding shares of common stock of the Company is necessary to approve and consent to (i) the Common Stock Proposal, (ii) the Name Change and (iii) the appointment of BDO Seidman as the Company's independent certified public accountants. Accordingly, an abstention or broker non-votes with respect to Proposal 1 will have no effect on the outcome of the voting on this proposal and will have the effect as a negative vote on Proposals 2, 3 and 4. Brokers who hold shares in street name, may vote on behalf of beneficial owners with respect to Proposals 1, 3 and 4. The Board of Directors recommends voting FOR Proposals 1, 2, 3, and 4. Unless otherwise instructed, proxies solicited by the Board of Directors will be voted FOR Proposals.

         In order to vote in favor of or against any of the proposals at the Special Meeting, stockholders may attend the Special Meeting or deliver executed proxies to American Stock Transfer & Trust Company, 40 Wall Street, New York, NY 10005 on or before the date of the Special Meeting. Stockholders attending the meeting may abstain from voting by marking the appropriate boxes designated as Abstain on the Proxy. Abstentions shall be counted separately and shall be used for purposes of calculating a quorum.

         It is not anticipated that any other matters will be brought before the Special Meeting.

Proxy Solicitation

         The expense of preparing, printing and mailing this Proxy Statement, exhibits and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers and directors and regular employees of the Company, without additional remuneration, by personal interviews, telephone, telegraph or facsimile transmission. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of capital stock held of record and will provide reimbursements for the cost of forwarding the material in accordance with customary charges.

         Proxies given by stockholders of record for use at the Special Meeting may be revoked at any time prior to the exercise of the powers conferred. In addition to revocation in any other manner permitted by law, stockholders of record giving a proxy may revoke the proxy by an instrument in writing, executed by the stockholder or his attorney authorized in writing or, if the stockholder is a corporation, under its corporate seal, by an officer or attorney thereof duly authorized, and deposited either at the corporate headquarters of the Company at any time up to and including the last business day preceding the day of the Special Meeting, or any adjournment thereof, at which the proxy is to be used, or with the chairman of such

Special Meeting on the day of the Special Meeting or adjournment thereof, and upon either of such deposits the proxy is revoked.

         ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE BOARD OF DIRECTORS WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE SPECIAL MEETING.

         None of the matters to be acted on at the Special Meeting give rise to any statutory right of a Stockholder to dissent and obtain the appraisal of or payment for such Stockholder's shares.

                              RECENT DEVELOPMENTS
                              -------------------

         The Company has entered into a Stock Purchase Agreement dated April 1, 1998, as described, (the "Stock Purchaser Agreement") by and among Litchfield Continental, Ltd., a British Virgin Island corporation ("Litchfield"), the parent of Biofarm, S.A., a Romanian corporation ("Biofarm") and the Company. Pursuant to the Stock Purchase Agreement, the Company agreed to acquire approximately 87% of the issued and outstanding shares of capital stock of Biofarm, a Romanian pharmaceutical company located in Bucharest, Romania.

         The Stock Purchase Agreement provides that the Company shall purchase from Litchfield approximately 87% of the issued and outstanding shares of Biofarm, representing all of the issued and outstanding shares of Biofarm owned by Litchfield and certain companies that it controls (the "Controlled Companies"). In consideration for the purchase of the shares of Biofarm, the Company has agreed to issue to Litchfield a convertible non-negotiable secured debenture (the "Debenture") in the principal sum of Six Million Four Hundred and Thirty Four Thousand Six Hundred Eighty One Dollars ($6,434,681).

         The Debenture provides that there is no interest due or payable on the principal sum and is non-negotiable and non-transferable. The Debenture is non-redeemable and does not represent a debt obligation of the Company. The Debenture will provide that from time to time for a period of five (5) years from the date of the Debenture, the holder thereof may convert a portion, but not less than ten percent (10%), of the original principal sum into shares of the Company's Common Stock. The Debenture is convertible at the rate of 8% of the then issued and outstanding Common Stock of the Company for each ten percent of the principal sum of the Debenture that is converted. Therefore, and in accordance with the terms of the Debenture, if the entire principal sum of the Debenture is converted, the holder shall own eighty percent (80%) of the Company's issued and outstanding stock based upon the number of shares thereof outstanding as of the date of conversion. The transaction was closed in escrow on August 5, 1998, the sole conditions of such escrow being the affirmative vote of the shareholders of the Company to elect the nominees to the Board of Directors (to satisfy Rule 14f-1 of the Securities Exchange Act of 1934) and to change the name of the Company to "Biofarm, Inc." (which matters are the subject of this Proxy Statement). The escrow arrangement will terminate upon the holding of the meeting to which this Proxy Statement relates and the obtaining of the requisite affirmative votes. The Company has a sufficient number of shares of Common Stock authorized to effectuate the entire conversion. Such conversion is not permitted prior to March 31, 1999, is permissible thereafter and for a period of five years from the escrow closing date, and is convertible only in increments of ten percent (10%) of the principal amount of the Debenture. An additional maximum of ten percent (10%) of the Company's then issued and outstanding shares will be issued to Litchfield dependent upon the realization by Biofarm of certain earnings increases (measured by the earnings of Biofarm for the calendar year ended December 31, 1997).

BIOFARM, S.A.
-------------

         Biofarm, S.A., is a Romanian corporation that was registered in 1991 in Romania. The origins of Biofarm date back to 1924 when a Frenchmen, Renee Dunod, established a lab to develop and manufacture medicinal solutions, vials and tablets from plant and animal extract in Bucharest. In 1936 Mr. Dunod formed Lutetia which was located at one of Biofarms present day sites on Iancu de Hundora. In 1948, the Romanian government nationalized Lutetia and renamed several of the Company's factories. In 1961, the Company was renamed Biofarm Medicine Factory and in 1969 was merged with Biofarm to become Biofarm Medicine Company, which was still a state owned Company.

         In 1990, after the fall of communist government, certain government decrees led to the formation of the new "Commercial Society" and to the formation of the State Ownership Fund and the Private Ownership Fund. All commercial societies established as a result of the new laws were restructured such that 70% of the shares, or "social capital" were issued to the State Ownership Fund and 30% to the Private Ownership Fund. This led to Biofarm becoming registered with the Bucharest Office of Trade Registry under registration number J40/199/1991 as both a state and privately owned company.

         In 1995, a mass privatization program began in Romania with the passage of laws which compelled the State Ownership Fund to distribute 30% ownership and the Private Ownership Fund to distribute its entire shareholdings to Romanian citizens in exchange for Ownership Certificates held by private citizens. This resulted in Biofarm becoming 60% privately owned and 40% state owned through the State Ownership Fund's remaining shareholdings. In June 1997, Shapiro Bancorp, LLC succeeded in bidding for the State Ownership Fund's remaining shares (40% or 3,606,080) which was formalized in a share purchase agreement signed by the State Ownership Fund and Shapiro Bancorp. Shapiro Bancorp is a "controlled company" of Litchfield as that term is defined in the Stock Purchase Agreement. Through other "controlled companies", Litchfield has acquired an additional 1,009,663 shares on the Romanian Rasdaq OTC Stock Market. In April 1998, an extraordinary shareholders meeting approved a resolution to issue 27,045,600 new shares. Shareholders of record as of April 3, 1998, had until May 15, 1998, to declare their intention to purchase three shares for every one share owned and until June 15, 1998, to pay for the subscribed shares. Existing shareholders also had the option to purchase "all or none" of any unsubscribed shares provided a $50,000 non-refundable deposit was submitted. On June 15, 1998, the rights issue closed and of the 27,045,600 shares available for subscription, Shapiro Bancorp met all the rights issue terms and conditions to be issued 26,737,797 shares, while other shareholders were issued 214,881.

         As a result of the share issuances, the total number of Biofarm shares presently issued and outstanding is 35,967,878, of which 30,343,877 is owned by Shapiro Bancorp, and 1,009, 663 is owned by other Litchfield controlled entities. Thus, Litchfield effectively controls an aggregate of 31,353,450 shares of Biofarm or, approximately 87% of the total number of Biofarm shares now issued and outstanding.

         Biofarm's principal activity is the manufacture of pharmaceutical over-the-counter and ethical medicines for human and veterinary use. Principal products, in order of their 1997 sales levels are:

(1) Triferment - a pancreatic enzyme in coated tablet form to treat digestive problems

(2)      Romazulan - an anti-inflammatory chamomile extract syrup

(3)      Silimarina - a heptoprotective compressed tablet for liver treatment

(4)      Bixtonim - an external solution to relieve nasal congestion

(5)      Colebil - a coated tablet cholerectic for digestive problems

(6)      Heparina - an anticoagulant injectable solution

(7)      Vitamin E Forte - a gelatinous capsule Vitamin E

(8) Sirop De Patlagina 100ml - an expectorant cough syrup to treat bronchial secretions

(9)      Sirogal - expectorant cough syrup to treat bronchial secretions

(10)     Hidrocortizon - an anti inflammatory injectable solution.

         In 1997 these products accounted for approximately 65% of total sales. Biofarm's products are primarily sold to hospitals, pharmacies and to distributors. The distributors sell their products to pharmacies and hospitals. Biofarm's financial statements for the years ended December 31, 1995, 1996 and 1997 and for the three (3) month period ended March 31, 1998 all being sent to stockholders together with this Proxy Statement.

         Most of Biofarms raw materials needs are commodities readily available from suppliers and traders located throughout the world. Biofarm meets most of its raw material needs from suppliers located in Romania, Germany, Holland, United Kingdom, France, Greece, Turkey and Italy.

         The principal focus of Biofarm's management since privatization has been to improve operating margins, increase sales, and develop new products. To the end, management has sought to improve margins by renegotiating contracts for products or services still furnished by state-owned entities, to increase sales by entering into new distribution agreements, and to upgrade the existing product line as well as develop new pharmaceutical products.

         Central to the realization of each of such three objectives has been Biofarm's appointment of Linde AG to conduct an engineering study preliminary to upgrading Biofarm's production processes to conform to International Good Marketing Practices (GMP). Achieving GMP status (which, to Biofarm's knowledge, is not now enjoyed by any Romanian pharmaceutical manufacturer) will afford Biofarm the ability to manufacture and distribute pharmaceutical products both for itself and for other pharmaceutical manufacturers at a cost less than the latters' current expenditures. This accords with Biofarm's planned discussions with other pharmaceutical manufacturers to obtain from the latter their manufacturing and distribution rights.

         Biofarm's engagement of Linde and its emphasis upon obtaining as soon as possible GMP status is consistent with Biofarm's strategic planning to obtain a greater percentage of the domestic Romanian market for pharmaceutical products. The International Trade Administration ("ITA") has noted that the Romanian market (encompassing 25 million people) continues to expand steadily. The growth in such market was 11% during the period 1994-1996. The total Romanian pharmaceutical market amounted to approximately $250 million ex manufacturer's prices in 1996. Biofarm recognizes that much of the Romanian manufacturing capacity is in need of modernization because of the absence of capital investment. This is the principal reason for Biofarm's decision to retain Linde to upgrade Biofarm's production facilities. Obtaining GMP status will position Biofarm to capitalize upon the growth in the Romanian market, which growth, it is estimated, will result in total domestic pharmaceutical sales of $500 million by year 2000.

         Achieving GMP status also has global implications for Biofarm. Biofarm recently concluded an agreement with Romferchim, Romania's largest pharmaceutical export distributor, pursuant to which Biofarm signed an initial export sales contract of $1.4 million.. Romferchim intends to sell the Biofarm products to Russia's largest pharmaceutical distributors. This first stage contract permits Biofarm to increase its export sales with minimal overhead costs (including the elimination of the need for in-house export sales personnel). Export costs will be absorbed by the distributor. Initially, five drugs have been selected for sale to Romferchim at margins higher that sold for in the domestic Romanian market. All Russian sales will be for U.S. dollars. The most significant of the initial five products in Romazulan, an anti-inflammatory chamomile extract spray. Biofarm is advised that a Russian research institute has reported that Romazulan was also found to be effective in treating chronic tonsillitis. This represents a totally new therapeutic application for Romazulan.

         Litchfield has completed an investment that will facilitate the distribution of Biofarm's pharmaceutical products in China through Fuzhou Fujian Drug Co., Ltd. ("FFDC"). FFDC possesses a Customs Registration Certificate, which is a license to import and export drug products in China. FFDC also possesses a Drug Producing Enterprise Permit, a Drug Producing Enterprise Quality License and a Legal Business License, all issued to FFDC by the Chinese Government. These permits and licenses give Biofarm the opportunity to produce and distribute Biofarm products in China. Moreover, such permits and licenses also provide Biofarm the opportunity to negotiate joint venture agreements with other pharmaceutical companies seeking to produce and distribute their products in the Chinese market. FFDC already has in place its own sales and distribution network in China, consisting at this time of an aggregate of 131 outlets in mainland China.

                 OTHER POTENTIAL TRANSACTIONS WITH LITCHFIELD
                 --------------------------------------------

         Litchfield has interests in marine and aviation, mining, and biotechnical properties. In addition, Litchfield has advised the Company that negotiations are on-going to acquire, for Biofarm, additional pharmaceutical manufacturers located in Eastern Europe, Africa and Asia. Litchfield has assured the Company that, beyond its own costs basis for any such assets transferred to the Company, no additional consideration will be sought. There can, of course, be no assurance when assets will be transferred or the effect of such transfers upon the financial condition and profitability of the Company and of Biofarm. To the extent that assets so transferred were acquired by Litchfield/Biofarm for debt, such debt will by operation of law become an obligation of the Company. The business judgment of the Board of Directors of the Company will be the ultimate determinant.

             BACKGROUND AND REASONS FOR THE ACQUISITION OF BIOFARM
             -----------------------------------------------------

         In April, 1996, because of a demonstrable inability to meet its debts as they matured, the Company and its designated financial advisors determined to undertake a comprehensive Plan of Reorganization (the "Plan"). Such Plan included the (a) sale of the four operating subsidiaries for cash consideration only, (b) liquidation of the debt due to the senior secured creditor (Meridan Bank) and, (c) elimination of debt in its entirety.

Sales of Subsidiaries
---------------------

         On June 20, 1996, the Company sold the capital stock or the net assets of its then four operating subsidiaries. An aggregate of $1,200,000 was paid to Meridian Bank in full and complete satisfaction of secured indebtedness to Meridian Bank in the principal amount of $1,480,000 (plus accrued interest of $47,000). Meridian Bank satisfied its lien and executed a General Release in favor of the Company on June 28, 1996

         As a result of the disposition of the above-mentioned subsidiaries, the Company ceased to be an operating company.

Elimination of Debt
-------------------

         In addition to the discharge of all obligations due to Meridan Bank, the Company also undertook the elimination of all other debt. Employment contracts (under which the Company was obligated in the amounts of $1,230,600 for 1996 and $848,000 for 1997, respectively), were terminated, lease obligations were canceled and general, unsecured creditors (other than those owed minimal amounts or those professionals and firms continuing to provide necessary services for the Company), were resolved with an offer of 37.5 cents on the dollar.

         Giving effect to (a) the satisfaction of the indebtedness due Meridan Bank, and (b) the liabilities assumed by the purchasers of the four operating subsidiaries, being treated herein as having occurred on June 28, 1996, the Company remained, as of June 30, 1996, with fixed liabilities of $814,000. Commencing in July 1996, the Company as an alternative to creditor proceedings that would have involved legal and accounting costs disproportionate to the dollar amount of its remaining liabilities, commenced a voluntary plan of payment at a discount. Creditors were offered an immediate settlement equal to 37.5% on the dollar (except for claims under $100 (which were liquidated in full)). Such offer resulted, as of March 31, 1998, in $794,622 in the aggregate of claims being settled for the sum of $433,148. As of March 31, 1998, total liabilities of the Company were $18,545.

         The results of the Plan were as follows: approximately $6.9 million of indebtedness existing at June 30, 1996, has been eliminated in full, approximately $1.2 million in cash was arranged by management to be contributed to the Company, all inchoate claims against the Company (beyond the $6,900,000 of fixed obligations) were resolved, and (except for the matters described hereinafter under "Litigation") all litigation has been resolved.

Acquisition of Biofarm
----------------------

         Management did not deem it prudent to consider seriously the acquisition of a going business until the Plan proved feasible. Accordingly, early in 1998, after a period of eighteen months during which the Plan was activated, management determined that the Company was now in a position to effect a major acquisition. Accordingly, negotiations were commenced with Suisse Capital Complex ("SCC"), to acquire Biofarm, S.A. from Litchfield Continental, Ltd. SCC has acted as the intermediary between the Company and Litchfield. Management's goals during the negotiations were to avoid the use of cash, minimize the debt to be issued to effect the acquisition, avoid the immediate issuance of any substantial number of shares of Common Stock, and defer the conversion of debt into Common Stock as long as was possible in order to afford time for the anticipated earnings of Biofarm to develop to their full potential.

Accounting Treatment
--------------------

         Inasmuch as the shareholders of Litchfield will have voting, Board and management control of the Company once the election of nominees to the Board is approved by the shareholders of the Company, for financial accounting purposes the acquisition of Biofarm by the Company will be accounted for as a reverse purchase in accordance with generally acceptable accounting principles. Accordingly, the statement of financial condition and statements of operations and cash flow will reflect the historical balance sheet and activities of Biofarm for all of the required reporting periods as well as the balance sheet of the Company from the acquisition date. (As previously discussed hereinabove ("BACKGROUND AND REASONS FOR THE SALE TRANSACTION"), the Company has itself been a non-operating entity since June 30, 1996).

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

The Company
-----------

         As a direct consequence of the implementation of the Plan described hereinabove ("Background and Reasons for the Sale Transaction"), the Company (as of June 30, 1996) disposed of all of its operating subsidiaries and, thereafter, may be fairly characterized as a "shell" corporation. Therefore, there is no need for discussion herein of prior results of operations, of year-to-year operating results and comparisons, and of liquidity and capital resources. As of this date, the Company is able to discharge all of its capital requirements and to meet its obligations as they mature. Such obligations (giving effect to the successful implementation of the Plan) consist exclusively of legal, accounting and miscellaneous expenses endemic to any public company. Such liabilities amounted to $18,545 at March 31, 1998. The Company received, during the fourth quarter ended June 30, 1998, an aggregate of $82,500 in payment of subscriptions receivable, thereby leaving a balance of $217,500 due and payable to the Company. All prior subscriptions receivable created subsequent to the adoption of the Plan on June 28, 1996, have been paid in full; and the Company expects to receive the balance of $217,500 prior to September 30, 1998.

Biofarm
-------

Prior Year's Results
--------------------

         The level of business and year end 1997 financial position show a significant improvement from the previous years. Management expects that earnings and turnover growth will continue to be sustained for the foreseeable future with an increasing proportion of earnings contributed by export sales.

         Until recently, prices of domestic products were controlled by the Ministry of Health and the Ministry of Finance which established a maximum wholesale and retail price. However, since early 1997, the Ministry of Finance is no longer involved.

         Given the problems of a devaluing currency and late payment by purchasers, Romania's pharmaceutical manufacturers sought freedom to align prices according to the US dollar. Up until 1997, the Ministry of Health had been reluctant to allow price increases due to lei devaluation and as a consequence, domestic manufacturers, including Biofarm, were producing at a loss to June, 1996. During this period, prices had been established in June 1995, when the exchange rate was approximately 2,000 lei to the $US. By the end of 1996 the lei had devalued to approximately 4,000 lei to the $US resulting in significantly increased costs for imported raw materials. As a result, the Pharmaceutical Directorate approved both a price increase of 92% on March 1, 1997, and a provision allowing automatic adjustment of prices during periods of high inflation.

         Due to these improvements in the regulatory environment, Biofarm's net earnings improved considerably from a $876,156 loss in 1996 to a $758,465 profit in 1997. Operating income increased from a loss of $151,121 in 1996 to a income of $1,048,648 in 1997.

         It is expected that inherent market demand for Biofarm's products and the new regulatory regime should protect these earnings. In general, earnings growth will be driven by dismissals of redundant staff, implementation of western management practices, improved information systems, significantly reduced reliance on Radet as a supplier of steam and other factors discussed hereinafter.

         The current financial position of the company is sound despite delays in payment from some of the Ministry of Health funded customers. As of July 15, 1998, cash balances were over $1.3 million.

Market Review
-------------

         The Romanian pharmaceutical market has undergone tremendous growth in the past three years almost doubling in size between 1994 and 1997. The trend indicates 1996 sales at approximately US$320 million; 1997 sales are estimated to be US$400 million. Pharmaceutical industry analysts Exmarket Global Pharma projects that Romanian market to grow to close to US$600 million by 2000.

         Romanian per capita expenditure on medicines is among the lowest in the region at US$13.20. By comparison, the corresponding figures in 1995 in the Czech Republic are US$94 and in Hungary US$83. Continued market growth is expected over the next five years, driven by economic growth; per capita pharmaceuticals expenditure growing from a low relative base; increased purchasing power; and the aging of the population.

         Almost none of the domestic Romanian manufacturers produce products conforming to International GMP standards; however, most can comply with Romanian standards, those that do not are not allowed to manufacture. There is a requirement for Romanian manufacturers to conform to GMP standards; by 2000-2001. However, according to a report published recently by the National Economic Research Associates, it is unlikely that Biofarm's competitors will meet these guidelines due to their lack of capital. It is also highly unlikely that the government would actually force Romanian manufacturers to cease production if they are not GMP complaint by the current dates established as deadlines.

         In order for pharmaceutical companies to export medicines in most markets they must manufacture according to International GMP standards. Thus, GMP compliance is important for export growth to be possible. Compared to most Romanian manufacturers, Biofarm does have a broader portfolio of products, such as veterinary medicines, nutritional supplements, vitamins and some 100% natural medicines (free of synthetic compounds) that can be exported to some of these same markets even if manufactured under non-GMP conditions. Discussions are currently being held with several distributors and manufacturers interested in distributing these products or licensing Biofarm to manufacture similar, proprietary products for both the export and domestic market.

         Management believes that Biofarm will gain a competitive advantage by implementing GMP standards sooner than the other Romanian manufacturers. This will position the company to be the Romanian manufacturing partner of choice for the major western pharmaceutical firms already active in the market, but still importing finished product. Management believes that market and regulatory conditions will eventually motivate foreign firms either to license manufacturing locally or invest in acquisition of or construction of their own manufacturing plants. Licensing will be far less risky (and preferable) and those companies with GMP manufacturing conditions will be preferred partners. For example, labeling laws applicable in 1999 will require all foreign products to carry Romanian labeling. For those products with insufficient economies of scale to justify the investment needed to produce Romanian packaging in the country of origin, it would be more economical to ship in bulk for local packaging.

         Biofarm's sales growth is expected to surpass that of domestic market due primarily to: access to the capital needed to invest in GMP and provide working capital, increased export sales, and staffing of a new sales and marketing department. In April 1998, Biofarm appointed the German engineering group Linde to conduct a comprehensive study advising the company on how best to upgrade production facilities and operations to conform to GMP standards.

         As a state owned company, Biofarm functioned with virtually no sales and marketing organization. Management believes that by providing the working capital needed to meet inherent market demand for Biofarm products and by hiring key sales and marketing personnel, sales growth will exceed market and historical growth. Growth beyond these levels should be driven by the pace of capital investment and manufacturing partnerships entered into with western pharmaceuticals firms.

         In June 1998, Biofarm signed a contract with Horphag Research Ltd. ("Horphag") to manufacture Pycnogenol-a powerful antioxidant made from maritime pine bark extract. Horphag owns use and formula patents and the trademark Pyenogenol which Biofarm now has the right to use. Biofarm now has exclusive manufacturing rights to Romania and is allowed to distribute the finished product worldwide. An announcement providing more details will be made as soon as market study has been completed and a launch strategy finalized.

Recent Developments
-------------------

         Organizational Restructuring:
         -----------------------------

         Thirty six 36 employees will be retiring beginning June 1998, and six
(6) have been dismissed, which will reduce costs by just over $100,000 per annum. The marketing department was formed in May and is headed by an experienced executive recruited from Hoffman La Roche. The sales department was formed in July and is headed by Eli Lilly's former top salesman in Romania. A new Support Services department was created in June to produce efficiencies in the engineering, transportation and maintenance departments and to cut waste. Since its formation in June 1998, costs savings of over $30,000 per annum have been identified and implemented. A new Information Technology department was formed to support the existing PC network, assist in planning for modern management information systems and provide ongoing PC training and support. A new Human Resources department was created to assist in identifying opportunities to reduce head counts, hire and develop the new skills needed by the organization and to propose performance driven incentives for employees.

         The reorganization will result in (i) a replacement of redundant employees with those that have the necessary skills, (ii) a flat reporting structure, (iii) more efficient communication between the departments, and
(iv) reduced overhead. Despite the hiring of highly qualified personnel, Biofarm's staff overheads are expected to be below historical levels.

         Creditors:
         ----------

         In June Biofarm submitted a proposal to Radet to settle the legal dispute concerning calculation of steam usage and reschedule $1.1 million debt for repayment over two years. The Radet debt is now accounted for as part of current accounts payable. If the proposal is accepted, as expected, Biofarm's current ratio will improve considerably. Biofarm is currently negotiating a receivables backed line of credit from ABN Amro Bank to assist in financing working capital. Although Biofarm has sufficient cash resources to meet all its projected working capital needs, even after accounting for the 60% increase in production planned to begin in August, return on equity should also be improved by a prudent level of debt to finance working capital needs.

         Suppliers:
         ----------

         Historically, Biofarm has purchased materials from numerous suppliers on a short term basis without effective purchase planning. Purchase decisions have been driven by production plans made with little regard to market conditions and product profitability. In addition, on numerous occasions, highly profitable products have not been produced due to a shortage of the cash needed to secure supplies from foreign companies. Management is currently developing requests for proposals and is researching the market for new suppliers in order to obtain more favorable prices, payment terms and lead times by entering into longer contracts for greater quantities with fewer suppliers. Management expects this to result in reduced costs and more efficient inventory and production management. The review and reorganization of Biofarm's procurement procedures is expected to be completed by the end of September after the one year production forecast has been finalized in August.

         Customers:
         ----------

         The new Marketing Director and Sales Director have already begun developing closer relationships with Biofarm's customers and have identified two major distributors interested in purchasing Biofarm products but who never received any cooperation from prior management. Feedback from customers indicates frustration at Biofarm not producing enough of the highly demanded (and highly profitable) products. It s expected that marketing will complete its comprehensive survey and analysis of the market in order to consolidate the current product range, recommend new products to introduce, and propose those that can benefit from promotion.

         Production:
         -----------

         Beginning in August, production will be increased by approximately 60% in wholesale value over most recent levels. This level of production is close to capacity. This will be the first time Biofarm has planned production according to market demands and the first time since 1989 that Biofarm has had the financial resources to produce at near capacity. Management expects that by September, sales and operating income should begin to show the benefits of production planning.

         Capital Requirements:
         ---------------------

         Investment needs until the end of 1998 is approximately US$2 million, which will be needed primarily to purchase a granulator and a tablet compressor (increase tablet production capacity), to finance building works, and to install new information systems. Capital expenditure requirements beyond 1998 are uncertain, but will become more clear once Linde has completed its GMP study.

         Linde AG:
         ---------

         Linde has been contracted to conduct a comprehensive analysis of what will be required to upgrade Biofarm's manufacturing facilities to conform to International GMP standards. Once completed, management believes that Biofarm will become the first Romanian pharmaceutical manufacturer to have planned to the extent needed to start GMP implementation. This should position Biofarm to implement GMP conditions sooner than the other domestic manufacturers.

                  CERTAIN INFORMATION CONCERNING THE COMPANY

         Litigation Instituted by the Company:
         -------------------------------------

         The Company has previously advised its shareholders (and has brought to the attention of the Securities and Exchange Commission both by letters and by filings under the 1934 Act) of the litigation instituted by the Company against thirteen persons and firms (including former counsel, recipients of the Company's Common stock and broker-dealers) who, collectively and individually, participated in a scheme to defraud the Company and to violate the registration requirements of the 1933 Act.

         Such scheme involved the filing of two Form S-8 Registration Statements with the Commission in August and September, 1996, and the purported registration under the 1933 Act of an aggregate of 1,135,000 shares of the Company's Common Stock. Form S-8 was not available for the registration of such 1,135,000 shares because (a) the Company was not then current in its 1934 Act filings when such two Form S-8 filings occurred (as indicated in a letter, dated September 19, 1996, from the Commission to the Company), and (b) the recipients of the 1,135,000 shares were not bona fide consultants to the Company or the type of consultant envisioned by Form S-8.

         On January 22, 1998, the Company's complaint was sustained as to four of the five causes of action alleged by the Company against the several defendants. In a Memorandum and Order entered on January 22, 1998, Judge Platt (USDC, Eastern District of New York), sustained the complaint filed by the Company as to the causes of action for malpractice, breach of contract, breach of fiduciary duty and unjust enrichment, and dismissed the cause of action for fraud. The Company determined not to appeal the dismissal of the cause of action for fraud because the relief sought by the Company (return of the 1,135,000 shares and of the proceeds derived from the sale thereof) is encompassed by the four causes of action that were sustained.

         On August 2, 1996, an aggregate of 385,000 shares of the Company's Common Stock was filed on Form S-8 at the price of $6.00 per share ($2,310,000 in the aggregate); and on September 18, 1996, an aggregate of 750,000 shares of the Company's Common Stock was filed on Form S-8 at the price of $2.06 per share ($1,545,000 in the aggregate), or a total of 1,135,000 shares at the registration price of $3,855,000. With the exception of 50,000 of such 1,135,000 shares that were returned to the Company for cancellation, all of the remaining 1,085,000 shares were immediately sold publicly by the recipients. At least two of the defendants were indicted for securities law violations in an unrelated matter in January, 1998; two of the defendants were then registered broker-dealers; one defendant-recipient received 300,000 shares in "settlement" of a claim (without even the pretense of acting as consultant to the Company); and one defendant is a public relations firm involved in publicizing public companies. Among the broker-dealers who executed orders for the sale of the 1,085,000 shares were; Colin, Withrop; H.J. Meyers; Meyers, Pollack & Robbins; SFI Investments; and Baker & Company. Among the clearing brokers for such selling broker-dealers were Bear Stearns; Cowen; Ernst; Lewco; Philadep; and Robb, Peck McCooley. Each of such introducing and clearing broker-dealers has been advised in writing by the Company of its liability for the sale of unregistered stock (1933 Act) and of liability pursuant to Exchange Act Release #28878 (1934 Act).

         None of the present directors and officers of the Company participated in any manner in any aspect of the two Form S-8 filings. No Board of Directors meeting was attended by any of such persons at which the subject of the S-8 filings was discussed; in fact, no Board meetings were held between June 28, 1996, and November 15, 1996. Nor did any of the present officers of the Company execute the Form S-8 filings or any of the documents incident to the issuance of the 1,135,000 shares. Not only were the two Form S-8 filings not authorized by the Board but, also, the signatories thereto were not holders of the offices indicated in such filings.

         It is the position of the Company that the (a) 1,135,000 shares issued pursuant to the two Form S-8 filings and 1,085,000 shares sold publicly have not been registered under Section 5(a) of the 1993 Act and that it was unlawful to sell such shares in interstate commerce; (b) persons who received and sold the 1,085,00 shares were not persons entitled to receive the same pursuant to the Instruction to the use of Form S-8; (c) sellers of the 1,085,000 shares violated the anti-fraud provisions of Section 10(b) of the 1934 Act and Rule 10b-5 promulgated thereunder; (d) former counsel violated
Section 10(b) and Rule 10b-5 when it filed with the Commission two Form S-8 Registration Statements that were materially false and misleading; and (e) former counsel violated the anti-fraud provisions of Section 17(a)(1) of the 1933 Act by making an untrue statement of a material fact when filing the two Form S-8 Registration Statements, as well as Section 17(a)(3) in obtaining money by means of an untrue statement of a material fact.

         The recovery by the Company of any portion of the sales proceeds received by the sellers of the 1,085,000 shares will, by agreement with Litchfield, belong exclusively to the shareholders of the Company other than Litchfield. Since Litchfiield is able to convert its Debenture into Common Stock in increments over a five year period, and since the recovery date (if there be such) is not known, Litchfield's non-participation in any such recovery will be assured by assigning the proceeds of any such recovery to a new entity to be organized simultaneously with the Litchfield closing. The sole directors of the new entity will be the present three directors of the Company. The shares of capital stock of the new subsidiary will be distributed to the shareholders of the Company other than Litchfield upon the earlier of the (a) recovery of any such proceeds, or (b) date on which Litchfield commences conversion of its Debenture. Notwithstanding that recovery is mandated by the Instruction to Form S-8, there can be no assurance that recovery will be awarded or that , if rewarded, any resulting judgment will be collectible. It is for this reason that the Company has notified the introducing and clearing broker-dealers of potential liability for the recovery of such proceeds.

         Certain Transactions:
         ---------------------

         On February 17, 1997, during the pendency of the Plan of Reorganization described hereinabove under the caption "Background and Reasons for the sale Transaction", Messrs. Stith, McDonald and Esrine committed to the Company and to its then creditors their stand-by undertakings to contribute an aggregate of $100,000 to the Company in the form of subscriptions receivable. The Company's Common Stock was then trading at a price of approximately $.20 per share. Such $100,000 was in addition to the aggregate sum of $1.2 million contributed to the Company to implement the Plan. On June 7, 1998, it being evident that the Plan had been successfully completed but that indeterminate amounts would be required to pay the lawyers and accountants engaged to draft this Proxy Statement (as well as the printing costs, mailing costs and Transfer Agent costs associated with the distribution of this Proxy Statement), promissory notes manifesting subscription agreements were delivered to the Company in the aggregate amount of $100,000 and the Company issued to the three named persons an aggregate of 400,000 shares of Common Stock. None of such shares is registered for sale, all of such shares bear restrictive legends and are subject to appropriate "stop transfer" instructions, and all of such shares are non-deliverable until paid for.

         Litigation:
         ------------------
         From the time the Company became a public company in 1992 until the time (June 28, 1996), the Company disposed of all of its then operating subsidiaries, the Company itself never engaged in environmental clean-up activities. All such work was conducted by the former wholly-owned subsidiaries.

Subsequent to June 28, 1996, various claims have been asserted against the Company seeking damages for non-performance by certain of the former subsidiaries. All such matters have been resolved and disposed of conclusively, except that the Company remains a defendant in two unrelated matters

         The Company was named a defendant in a 1995 complaint filed in the Court of Common Pleas (Philadelphia County) in 1995. In 1992, Plaintiff hired the co-defendant (Terminix International) to remedy a termite infestation problem. While doing so defendant Terminix ruptured an oil line, thereby causing fuel to be deposited in and around plaintiff's residence. Plaintiff then retained a former subsidiary of the Company (GSME) to clean-up the resulting oil spill. The gravament of the complaint is that the Company conspired with Terminix to cover-up the true extent of damages to the residence. In March, 1998, the matter was submitted to binding, non-appealable arbitration. Plaintiff has reduced its original demand to $300,000;' Terminix has offered to purchase plaintiff's residence for an amount less than $300,000; the purchase price for the residence was $138,000 and the assessed value is $5,100. The Company's defense is that is did not cause the damage, the claim of conspiracy is false, Terminix is solely responsible and, in any event, the Company is not a proper party defendant because its former subsidiary (GSME) and not the Company itself performed the services for plaintiff.

         In the second matter, the same former subsidiary (GSME) was retained by Coastal Oil to clean-up an oil spill on the Delaware River. Plaintiff claims it was retained by GSME to assist in the spill clean-up. Plaintiff is in bankruptcy in Louisiana and has sued the Company for its alleged unpaid invoices in the amount of $78,000. The Company's time to answer the complaint was deferred from June 8 to August 8, 1998. The Company sought such extension to be able to demonstrate to plaintiff that the Company is not a proper party defendant, that the work was done by GSME and that plaintiff was retained by GSME, that all payments received from Coastal (including amounts due plaintiff) were deposited into the GSME bank account, and that the sole reason the Company has been named a defendant is because GSME, in 1994, filed with the Commonwealth of Pennsylvania a fictitious name certificate to be able to use the tradename "Global Spill Management". The latter is not an actual entity in being.

         The Company knows of no other pending or threatened litigation of any amount in excess of $5,000.

         It is the position of the Company that, should certain former subsidiaries of the Company receive claims that they are or may be liable for environmental clean-up costs and related damages, and should the Company also be named a party defendant, the Company will vigorously defend any such claims based upon the facts and the current laws and regulations applicable to environmental matters. On the basis of its experience and the information currently available to it, the Company believes that the two claims described herein will not have a material adverse effect on its results of operations, financial position or liquidity. Buttressing the Company's position (and consistent with the general rule of corporate law), the United States Supreme Court recently decided in a "superfund" matter that non-operating parent companies are not responsible for the environmental problems of wholly-owned subsidiaries.

         The Company has had dismissed conclusively the litigation previously instituted against the Company by F. T. Trading et. al. (which litigation is referred to in previous Form 10-KSB and 10-QSB filings). With a view toward saving legal costs and associated time and expenses, and without admitting any liability of any kind whatsoever, the Company, on January 30, 1998, caused to be issued to plaintiff an aggregate of 100,000 shares of its Common Stock having a market value on that date of approximately $50,000. On April 27, 1997, the Company agreed to issue an additional 100,000 shares to complete the settlement. The matter was marked "dismissed" and settled on that date. Plaintiffs stipulated to the court that they may sell such shares only upon a specific date, only above a specified price and only in specified maximum daily amounts. Plaintiffs have also stipulated that they will engage in no other transactions of any king whatsoever in the Company's Common Stock. Finally, plaintiff's judgment against Phoenix Wrecking Corporation et. al. has been assigned to the Company. Upon the closing of the Biofarm transaction to which this Proxy Statement relates, the intermediary in that transaction (Suisse Capital Complex), which will be paid solely in Common Stock and not in cash, has agreed to return to the Company 100,000 of the 200,000 shares delivered by the Company to the F.T. plaintiffs. Thereby, the net cost to the Company to dispose of the F.T. matter is 100,000 shares. (See "Background and Reasons for Acquisition of Biofarm" hereinabove).

                                 PROPOSAL ONE

        TO ELECT EIGHT DIRECTORS TO SERVE FOR ONE YEAR AND UNTIL THEIR
               SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED

         Under the Certificate of Incorporation of the Company ("Certificate of Incorporation"), the Board of Directors of the Company is required to be comprised of a minimum of one to a maximum of ten directors, with all directors elected by the stockholders each year at the special stockholders meeting. The Company's board presently consists of three (3) directors whose terms expire at the Special Meeting. Officers are elected annually by and serve at the discretion of the Board of Directors.

         The Board has nominated eight (8) candidates to serve as directors none of whom is currently a director. The names and biographical summaries of the eight (8) persons who have been nominated by the Board of Directors to stand for election at the Special Meeting have been provided below for your information. The Board of Directors has proposed that these persons be elected at the Special Meeting to serve until the next special meeting of stockholders. The Proxies will be voted for the election of the nominees listed below as directors of the Company unless otherwise specified on the form provided. The vote of a majority of the Common Stock, present and constituting a quorum at the Special Meeting, will be necessary to elect the directors listed below. If, for any reasons, any of the nominees shall be unable or unwilling to serve, the Proxies will be voted for a substitute nominee who will be designated by the Board of Directors at the Special Meeting. Stockholders may abstain from voting by marking the appropriate boxes on the enclosed Proxy. Abstentions shall be counted separately and shall be used for purposes of calculating a quorum.

Biographical Summaries of Nominees for the Board of Directors

         The following eight nominees have been designated by Litchfield pursuant to the Stock Purchase Agreement:

         Herbert Marcus, III, resident of Dallas; grandson of the founder of Neiman-Marcus; manager of private investments since 1991; previously, Senior Vice President (International Investment Division) Henry S.
Miller/Grubb & Ellis & Company (Dallas).

         Keith D. Beekmeyer, resident of London; degree (BS) from London Business School; a principal of Litchfield and one of its founders; previously, property portfolio manager with Niskham Foundation, with subsidiary of Petrofina Oil and with a department of Barclay's Bank brokering international clients' businesses.

         Anil K. Mahan, resident of London; Law degree (LLB Hons.) from the University of Birmingham, England; member of the Inner Temple and Bar; Masters degree from Howard University School of Law,

Washington, D.C.; member of District of Columbia bar (U.S.); previously with Branch and Associates (Birmingham), a firm specializing in accounting and financial advice to private clients; presently General Counsel for Litchfield Continental Ltd. and all U.S. affiliates.

         Laurence Baer, resident of Maryland; degree from New York Institute of Technology; currently, principal of L. Baer & Associates (international marketing company), located in Laurel, Maryland; previously, Executive Assistant to Chairman of Global Economic Action Institute (not-for-profit international economic cooperation institute).

         Cesara Brega, resident of Rome; degrees from University of Milan in Economics and Finance; previously Vice President of Finmeccanica, Ltd. (prominent Italian diversified manufacturer in aerospace, energy, transportation, defense and automation), with responsibility for sales and financing of aerospace and defense divisions; previously, Senior Vice President responsible for sale financing of Aera International Regional (Toulouse, France), producer of aircraft in consortium with Aerospatiale and British Aerospace.

         Cartsen Rykov, resident of Geneva; degree from Copenhagen Business School in economics and marketing; currently Financial Manager for Celestine Conseils Financiers S.A. (Geneva); previously, Senior Account Manager Jyske Bank (Copenhagen) and head of bond trading section for member of Copenhagen Stock Exchange.

         Robert Ferran, resident of London; degree (MBA) from City University Business School (London) in finance; B.S. from University of California (Berkeley); independent corporate and project finance manager in London since 1995; previously, Assistant Vice President (corporate finance) with Bankers Trust Company (London), Business Development Manager for 3Com Inc. (U.K.), Sales Manager of Motorola Codex, Inc. (San Francisco) and Assistant Director (fiber optic network sales) of Pacific Bell.

         Donald M. Coon, resident of Florida; degree (Juris Doctor) University of Miami School of Law; currently director of Caledonian Group, Ltd.; previously, director and Secretary-Treasurer of Fulcrum Industries, Inc. and of Riverside Group, Inc.; since 1980 has devoted full-time to real estate activities.

         The Board of Directors unanimously recommends a vote FOR the election of the eight nominees named above. Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of the above listed nominees.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company during the years ended June 30, 1998, 1997 and 1996 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were satisfied.

               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

The following table shows all the cash compensation paid or to be paid by the Company to the Acting President for the fiscal years ended June 30, 1998, 1997 and 1996:


        ---------------------------------------------------------------------------------------------------------
        Name and Principal           Year    Annual Compensation     Long-Term Compensation
        Position                     (b)
                   (a)
                                                                    ----------------------------------------------
                                                                     Awards                          Payouts
                                            ----------------------------------------------------------------------
                                               Salary ($)     Bonus  Securities         Underlying   All Other
                                                               (d)   Options/SARs(#)                 Compensation
                                                   (c)                      (g)                           (i)
        ---------------------------------------------------------------------------------------------------------
        David R. Stith,              1998    $  -                -         -                               -
        Acting President, Director
                                     ----------------------------------------------------------------------------
                                     1997    $  -                -         -                               -
                                     ----------------------------------------------------------------------------
                                     1996    $  -                -         -                               -
        ---------------------------------------------------------------------------------------------------------
        Herbert S. McDonald,         1998    $  -                -         -                               -
        Director
                                     ----------------------------------------------------------------------------
                                     1997    $  -                -         -                               -
                                     ----------------------------------------------------------------------------
                                     1996    $  -                -         -                               -
        ---------------------------------------------------------------------------------------------------------
        Allan Esrine,                1998    $  -                -         -                               -
        Acting   Chief   Financial
        Officer, Director
                                     ----------------------------------------------------------------------------
                                     1997    $  -                -         -                               -
                                     ----------------------------------------------------------------------------
                                     1996    $  -                -         -                               -
        ---------------------------------------------------------------------------------------------------------
        All Executive Officer        1998    $  -                -         -                               -
        as a Group (3 persons)
                                     ----------------------------------------------------------------------------
                                     1997    $  -                -         -                               -
                                     ---------------------------------------------------------------------------
                                     1996    $  -                -         -                               -
        ---------------------------------------------------------------------------------------------------------

         None of the present three directors and officers of the Company has received any remuneration of any kind (including reimbursement of expenses) during the three year period ended June 30, 1998. Desiree L. Pierson, Secretary, has received the sum of $800 per month (plus accountable expenses) for services rendered to the Company on a part-time basis. There have been no employment contracts in effect since all such contracts existing as of June 28, 1996, were canceled as of that date as part of the Plan of Reorganization (see "BACKGROUND AND REASONS FOR THE SALE TRANSACTION" hereinabove). See "CERTAIN TRANSACTIONS" hereinabove for information concerning capital contribution to the Company by the three officers and directors.

                          PRINCIPAL STOCKHOLDERS AND
                         STOCK OWNERSHIP OF MANAGEMENT

         The following table sets forth, as of the Record Date, certain information with regard to the beneficial ownership of outstanding shares of the Common Stock by (i) each person known by the

Company to own beneficially five percent (5%) or more of the outstanding shares of the Company's Common Stock; (ii) each director and executive officer individually; and (iii) all executive officers and directors of the Company as a group.


                                   Number of Shares          Percentage (%)
Name and Address                   of Common Stock           of Class
of Beneficial Owner                Beneficially Owned(1)     Outstanding (2)
-------------------                ---------------------     ---------------

David  R. Stith                    100,000                      2.4%
Herbert S. McDonald                100,000                      2.4%
Allan Esrine                       200,000                      4.7%

Directors and Officers             400,000                      9.5%
 as a Group (3 persons)

-----------------------
(1) Beneficial ownership as reported in the table above has been determined in accordance with Instruction (4) to Item 403 of Regulation S-B of the Securities Exchange Act.

(2) Percentage of Class based upon 4,211,930 shares of Common Stock outstanding on the Record Date.

                                 PROPOSAL TWO

                  CHANGE OF NAME OF COMPANY TO BIOFARM, INC.

         The Board of Directors has voted to amend the Certificate of Incorporation to change the name of the Company from Global Spill Management, Inc. to Biofarm, Inc. (the "Name Change"). The Board of Directors has determined that such amendment is advisable and directed that the proposed amendment be considered at the Special Meeting of shareholders. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company is required to approve the Name Change. To effect this Name Change, shareholder approval is sought to amend Article First of the Company's Certificate of Incorporation relating to the name of the corporation:

         FIRST:            The name of the corporation is Biofarm, Inc.

         Reasons for change of name. The Board of Directors believes that the change of name is desirable to reflect the business of the Company after the acquisition of Biofarm.

         The Board of Directors recommends that stockholders vote "For" the foregoing amendment to the Company's Certificate of Incorporation to change the Company's name to Biofarm, Inc.

                                PROPOSAL THREE

                  INCREASE THE NUMBER OF AUTHORIZED SHARES OF
                          COMMON STOCK OF THE COMPANY

         The Board of Directors has voted to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 25,000,000 shares, par value $.001 per share, to 100,000,000 shares, par value $.001 per share, subject to the approval of the majority of the stockholders of the Company (the "Common Stock Proposal"). The Board of Directors determined that such amendment is advisable and directed that the proposed amendment be considered at the Special Meeting of Shareholders. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company is required to approve the Common Stock Proposal.

         To effect this increase in the number of authorized shares of Common Stock of the Company, shareholder approval is sought to amend Article Fourth of the Company's Certificate of Incorporation relating to the authorized capital stock with the following:

                  "FOURTH: The amount of the total authorized capital stock of the Corporation is One Hundred Thousand Dollars ($100,000) consisting of One Hundred Million (100,000,000) shares of Common Stock of the par value of $.001 each.

         There are no present agreements, understandings, or arrangements for the issuance of the additional shares of Common Stock that would be authorized by the above described Amendment, other than in connection with the possible additional shares that may be issued to Litchfield dependent upon the realization by Biofarm of certain earnings increases. (See "RECENT DEVELOPMENTS" (p.3) hereinabove.)


Reasons For Proposed Increase in Authorized Shares. The Board of Directors believes that this increase is desirable for a number of reasons. While the Company has no present plans or intentions with respect to the issuance of additional shares of its Common Stock, the Company deems it desirable to have additional shares of Common Stock authorized in the event the same are required to satisfy the needs of future acquisitions, if any.

         The Board of Directors recommends that stockholders vote "FOR" the foregoing amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 25,000,000 shares to 100,000,000 shares.

                                 PROPOSAL FOUR

           TO RATIFY THE SELECTION OF THE FIRM OF BDO INTERNATIONAL
              AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY

         The Board of Directors concluded that the engagement of BDO International, as the Company's independent public accountants for the 1998 fiscal year was in the best interests of the Company. The Board of Directors recommends that Stockholders ratify its choice of BDO International.

The Board of Directors unanimously recommends a vote FOR the ratification of the selection of BDO International, as independent public accountants for the Company. Unless marked to the contrary, proxies received from stockholders will be voted in favor of the proposed amendment.

OTHER PROPOSED ACTION


The Board of Directors does not intend to bring any other matters before the meeting, nor does the Board of Directors know of any matters which other persons intend to bring before the meeting. If, however, other matters not mentioned in this Proxy Statement properly come before the Special Meeting, the persons named in the accompanying form of Proxy will vote thereon in accordance with the recommendation of the Board of Directors.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE SPECIAL MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. YOUR VOTE IS IMPORTANT. IF YOU ARE A STOCKHOLDER OF RECORD AND ATTEND THE SPECIAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE VOTE.

                                                  GLOBAL SPILL MANAGEMENT, INC.

________ __, 1998                                 By:

                         GLOBAL SPILL MANAGEMENT, INC.

                       THIS PROXY IS SOLICITED ON BEHALF
                           OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints David R. Stith, Herbert S. McDonald and Allan Esrine as proxies (the "Proxies"), each with power of substitution and resubstitution, to vote all shares of Common Stock, $.001 par value per share, of Global Spill Management, Inc. (the "Company") held of record by the undersigned on September 1, 1998 at the Annual Meeting of Stockholders to be held at the ______________________________________________________________ on
_____ __, 1998 at ____ _.M. Eastern Daylight Savings Time, or at any adjournments thereof, as directed below, and in their discretion on all other matters coming before the meeting or any adjournments thereof.


Please mark boxes / /  in blue or black ink.

         1.       Election of eight (8) directors: Herbert Marcus, III,
Keith D. Beekmeyer, Anil K. Mahan, Laurence Baer, Cesara Brega, Carsten Rykov, Robert Ferran and Donald M. Coon.

         (Mark only one of the two boxes for this item)

         / /      VOTE FOR all nominees named above except those who may be
named on this line:

                            -----------------------

                                             (OR)

        / /       VOTE WITHHELD as to all nominees named above.

         2. Proposal to amend the Company's Certificate of Incorporation to change the Company's name to Biofarm, Inc.

         FOR  / /          AGAINST  / /     ABSTAIN  / /

         3. Proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 25,000,000 shares to 100,000,000 shares.

         FOR  / /          AGAINST  / /     ABSTAIN  / /

         4. Proposal to ratify appointment of BDO International as the Company's independent certified public accountants:

         FOR  / /          AGAINST  / /     ABSTAIN  / /

         5. To consider and transact such other business as may properly come before the Special Meeting or any adjournments thereof.

         In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

         When properly executed, this Proxy will be voted as directed. If no direction is made, this Proxy will be voted "FOR" Proposals 1, 2, 3 and 4.


Please mark, date, sign and return this Proxy promptly in the enclosed envelope.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney or executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                  Dated:                  , 1998
                                                        ------------------

                                                  X
                                                   ----------------------------
                                                           Signature

                                                  X
                                                   ----------------------------
                                                           Print Name(s)

                                                  X
                                                   ----------------------------
                                                  Signature, if held jointly

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 10-KSB
(Mark One)
          [x]      ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                   SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended June 30, 1997
                                       OR
          [  ]     TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                   SECURITIES EXCHANGE ACT OF 1934
For the transition period from ______________ to ______________

                         Commission File Number 0-20317

                               ------------------

                          GLOBAL SPILL MANAGEMENT, INC.
             (Exact name of registrant as specified in its charter)

            Nevada                                         88-0270266
  (State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                     Identification No.)

       2300 Computer Avenue (Bldg. G-25), Willow Grove, Pennsylvania 19090
          (Address of principal executive officers, including zip code)

       Registrant's telephone number, including area code: (215) 830-1351

                                ----------------

           Securities registered pursuant to Section 12(b) of the Act:
                                      None

           Securities registered pursuant to Section 12(g) of the Act:

                         Common Stock ($.001 Par Value)

         Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                  Yes  X                        No
                     -----                        ----

         Indicate by check mark if disclosure of delinquent filers pursuant to
Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporation by reference in Part III of this Form 10-KSB or any amendment to this Form 10KSB [ ].

         As of July 31, 1997, 3,011,930 shares of Common Stock ($.001 par value) were issued and outstanding and fully paid and non-assessable. The aggregate market value of the Common Stock held by non-affiliates was approximately $1,315,593, determined by the closing sale price on that same day based upon 3,007,069 shares owned by non-affiliates.

================================================================================

                                TABLE OF CONTENTS

Part I

         Item 1.  Description of Business

         Item 2.  Properties

         Item 3.  Legal Proceedings

         Item 4.  Submission of Matters to a Vote of Security Holders

Part II

         Item 5. Market for Registrant's Common Equity and Related Stockholder Matters

         Item 6.  Management's Discussion and Analysis

         Item 7.  Financial Statements

         Item 8. Changes in and Disagreements with Accountants on Accounting and Financial Disclosures

Part III

         Item 9. Directors and Executive Officers of the Registrant; Compliance with Section 16(a) of the Exchange Act

         Item 10. Executive Compensation

         Item 11. Security Ownership of Certain Beneficial Owners and Management

         Item 12. Certain Relationships and Related Transactions

Part IV

         Item 13. Exhibits and Reports on Form 8-K

                                     PART I

Item 1.  Description of Business

         Global Spill Management, Inc., a Nevada corporation (hereinafter referred to as Global), was organized under the laws of the State of Nevada on September 26, 1990, under the name Happy Mergers, Inc. ("Happy Mergers"). On November 25, 1991, Global Spill Management, Inc., a Delaware corporation organized on June 12, 1991, was merged with and into Happy Mergers. Happy Mergers, which was the surviving corporation, changed its name to Global Spill Management, Inc.

PLAN OF REORGANIZATION

         In April, 1996, because of a demonstrable inability to meet its debts as they matured, Global, with the assistance of its financial advisors determined to undertake a comprehensive Plan of Reorganization (the "Plan"). Such Plan included the (a) sale of the four operating subsidiaries for cash consideration only, (b) liquidation of the debt due to the senior secured creditor (Meridian Bank), (c) elimination of debt in its entirety, and (d) reclassification of the issued and outstanding shares of Common Stock. The Plan also provided for the acquisition by Global of a going business, one that would permit Global to satisfy the then continuous listing standards of NASDAQ (on which Small Cap market shares of Global Common Stock were listed). The results of the implementation of the Plan were as follows:

Sale of Subsidiaries

By June 30, 1997, Global sold the capital stock or the net assets of its then four operating subsidiaries. An aggregate of $1,200,000 was paid to Meridian Bank in full and complete satisfaction of secured indebtedness to Meridian Bank in the principal amount of $1,480,000 (plus accrued interest of $47,000). In addition, Global was a co-maker and co-guarantor of the Note of a former subsidiary, in the principal amount of $100,000, issued to Meridian Bank under date of June 28, 1996. Such note provided for a discount of $50,000 if paid prior to September 30, 1996. The co-maker paid such $50,000 prior to September 30, 1996; Global repaid $37,500 of such $50,000 to the co-maker prior to September 30, 1996, and the balance of $12,500 on July 18, 1997. Meridian Bank satisfied its lien and executed a General Release in favor of Global on June 28, 1996.

(The $50,000 paid by Global to the co-maker is included within the amount of $1,200,000 mentioned above.)

As a result of the disposition of the above-mentioned subsidiaries, Global ceased to be an operating company.

Elimination of Debt

In addition to the discharge of all obligations due to Meridian Bank, Global also undertook the elimination of all other debt. Employment contracts (under which Global was obligated in the amounts of $1,230,600 for 1996 and $848,000 for 1997, respectively), were terminated, lease obligations were canceled and general unsecured creditors (other than those owed minimal amounts or those professionals and firms continuing to provide necessary services for Global), were settled for 37.5 cents on the dollar.

Giving effect to (a) the satisfaction of the indebtedness due Meridian Bank and
(b) the liabilities assumed by the purchasers of the four operating subsidiaries, each occurring on June 28, 1996, Global remained, as of June 30, 1996, with accounts payable and accrued expenses totaling $814,000. Commencing in July 1996, Global, as an alternative to creditor proceedings that would have involved legal and accounting costs disproportionate to the dollar amount of its remaining liabilities, commenced a voluntary plan of payment at a discount. Creditors were offered an immediate settlement equal to 37.5% on the dollar (except for claims under $100 (which were liquidated in full)). Such offer, denominated as a common law composition, required that all creditors be treated equally. Such offer resulted in these claims (including current liabilities) being settled for the sum of $359,754. As of June 30, 1997, total liabilities of Global were $148,427 and represented current accounts payable endemic to any public entity. Such amount does not encompass any sums Global may be forced to pay as a result of current litigation. (See "Legal Proceedings" hereinafter.)

In addition, amounts due to the former shareholders of Allied Environmental Services, Inc., one of the subsidiaries sold by the Company, amounting to $932,727 were also forgiven.

Acquisition and Disposition of Phoenix

Because Global would not, as a result of such Plan, (a) be an operating company, and (b) remain in compliance with NASDAQ continuous listing requirements, Global, on June 28, 1996 (the date on which the sales of the operating subsidiaries was effected), agreed to acquire 100% of the issued and outstanding shares of capital stock of Phoenix Wrecking Corporation (Phoenix), a New York corporation which was also engaged in the remediation business. The proposed acquisition of Phoenix, which was publicly announced on July 1, 1996, was rescinded nunc pro tunc on November 6, 1996.

Two issues remain unresolved from the association of Phoenix with Global: (a) an aggregate of 1,135,000 shares of Global Common Stock were caused to be issued by Phoenix pursuant to two filings on Form S-8 with the Securities and Exchange Commission. Global was not current in its required filings when such two Registration Statements were filed. Therefore, no effective Registration Statement could have been filed on Form S-8. Global has instituted proceedings to recover all such shares as well as the proceeds derived from the sale thereof; and (b) Global is a defendant in a lawsuit brought in New York State Supreme Court to recover the sum of $1.3 million allegedly made available to Phoenix by plaintiff. Global received none of such proceeds.

Global is a party defendant because Phoenix utilized Global Debentures to obtain such funds. A motion for summary judgment against the Phoenix defendants and not against Global was decided on July 30, 1997, and judgment was entered against the Phoenix defendants only. Global intends to move to have the matter dismissed as to Global. At a conference held before the Judge to whom the case has been assigned on September 11, 1997, Plaintiff was given until October 30, 1997 to proceed against Global or be marked off the calendar as to Global only.

Common Stock Reconciliation

Excluding the transactions initiated by Phoenix and described hereinabove, Global has, since June 30, 1996, caused the following shares to be issued:

(616,463 issued and outstanding giving effect to the May 13, 1996, Amendment to the Articles of Incorporation):

100,000 shares issued on July 5, 1996, accounted for as issued and outstanding as of June 30, 1996, upon conversion of a Convertible Debenture (in the principal amount of $50,000) issued in 1992 (plus all accrued interest thereon, the cancellation of a long-term employment contract having a remaining liability of $43,750 and the forgiveness of accrued interest of $2,500); and,

750,000 shares (on July 18, 1996), accounted for as issued and outstanding as of June 30, 1996, 250,000 shares (on August 19, 1996), 800,000 shares (on October 13, 1996), and 500,000 shares (on March 7, 1997) the aggregate having been issued in exchange for cash value of $1,095,000, plus a commitment to fund the additional amount of $120,000 (as of September 4, 1997).

As of the date hereof, therefore, Global has an aggregate of 3,011,930 shares of its Common Stock validly issued and outstanding, fully paid and non-assessable.

Upon the assumption that the 1,197,500 shares of Global still not returned for cancellation (out of the 6 million shares originally issued on July 10, 1996, for Phoenix) may be cancelled because the transaction with Phoenix has been rescinded nunc pro tunc, and upon the further assumption that the aggregate of 1,085,000 shares issued pursuant to the two improperly filed Form S-8 filings are not validly issued, fully paid and non-assessable because such shares either were not registered for public sale, or were issued without consideration (because no services were rendered to Global by the recipients), or were not authorized to be issued by the Global Board, the result is that Global would have an aggregate of 3,011,930 shares of its Common Stock validly issued, fully paid and non-assessable as of the date hereof.

Item 2. Properties

         Since June 28, 1996 (the date on which Global divested itself of all of its operating subsidiaries), the principal offices of Global have been located at 2300 Computer Avenue (Bldg. G-25), Willow Grove, Pennsylvania 19090, on a month-to-month leasehold basis. Such premises had been occupied by Global's former Chief Financial Officer principally for the purposes of completing the June 30, 1996, audited and September 30, 1996, unaudited (first quarter) financial statements, closing-out the books and accounts of the subsidiaries disposed of on June 28, 1996, resolving the remaining creditor claims, and assisting in the preparation of the June 30, 1995, and 1996 tax returns. Global utilizes such premises today solely for mail and telephone purposes.

         Global (through a subsidiary) owns a 2,400 square foot office building and garage (400 feet) located on approximately 10 acres of land (waterfront property) in Camden, New Jersey. Global intends, upon the resolution of certain environmental issues, to offer such parcel and building and garage for sale for cash. Global carries such property at zero value on its books.

Item 3. Legal Proceedings

         Global is a defendant in several lawsuits in which the principal defendant is the former Global subsidiary that incurred the underlying debt. Global is vigorously defending all such suits, on the basis that Global is not a proper party defendant because Global entered into no contractual relationship with the particular plaintiff and bears no responsibility to such plaintiff. Global does not deem such litigation to be material.

         Prior to June 30, 1995, Global sold to Corporate Relations Group, Orlando, Florida (CRG), 1,150,000 shares, of Global's pre-reverse split authorized and unissued Common Stock. CRG is indebted to Global today in the amount of $677,000, such amount representing the remaining balance on the purchase price for such shares. Global believes that all such shares have been sold by CRG. Global has sued CRG in Federal court for such amount. A motion, made by CRG to dismiss, was denied on July 24, 1997.

Global was sued by Peter V. White, a former Global Executive Vice President, Chief Financial Officer and Treasurer. Mr. White has demanded payment to him by Global of amounts allegedly due pursuant to a termination agreement entered into between Mr. White and Global upon Mr. White's resignation of all positions with Global as of June 30, 1995. Global's alleged liability under such termination amounts to $57,000. Such suit was settled for the sum of $21,375 payable on or before September 30, 1997.

In November 1996, Global was sued by Alpine Petroleum Company/Raymond Kerwood (Plaintiff) pursuant to a certain consulting agreement entered into between Global and Plaintiff on December 1, 1994. Plaintiff claims it is due the amount of $51,000 through August 1, 1996. Global intends to defend vigorously such lawsuit upon the basis that such consulting agreement was entered into in connection with Global's acquisition of Professional Pipe Services Corporation (Propipe) on December 1, 1994; that such consulting agreement was a disguised attempt to increase the acquisition cost of Propipe by Global; that Common Stock of Global was issued to Plaintiff as a shareholder of Propipe (and that Plaintiff executed a Stock Restriction Agreement) with respect to the shares of Global Common Stock received by Plaintiff as a shareholder of Propipe; that Plaintiff performed no services for Global pursuant to such consulting agreement; that the execution and delivery of the disputed consulting agreement to Plaintiff was an ultra vires act on the part of Global; that Plaintiff has been fully compensated by its receipt of shares of

Global Common Stock in exchange for its interest in Propipe; and that (in any event) the sale by Global of Propipe to the latter's former principal shareholder on June 28, 1996, effectively rescinded such alleged consulting agreement. (See the discussion in Item 7 hereinafter.)

In November, 1996, Global was sued by F.T. Trading Company et al (F.T.) in New York State Supreme Court (trial court). F.T. alleges that it funded $1.3 million upon the receipt of Global Debentures executed and delivered to F.T. by the Phoenix designees. F.T. further alleges that such amount was wire transferred to a Phoenix account maintained in a Queens County, New York, bank. Global held no Board meetings between June 28 and September 30, 1996 (the latter being disputed): and, the minutes prepared for such disputed meeting by Phoenix' designee as counsel contain no mention of F.T., of the prior issuance of Global debentures to F.T., or of the receipt by Phoenix of $1.3 million of F.T. funding. Global intends to defend vigorously such action, on the basis that Global's Board did not authorize any Reg S transaction or any other funding by F.T., any Global documents delivered to F.T. were fraudulently executed and delivered by Phoenix nominees, none of the alleged F.T. funding was received by Global and the rescission agreement between Global and Phoenix specifically provides that the liability for any F.T. proceeds rests with Phoenix. Plaintiff's summary judgment motion against the Phoenix defendants only was granted on July 30, 1997. (See Item 1 ("Acquisition and Disposition of Phoenix") hereinabove.)

Item 4. Submission of Matters to a Vote of Security Holders

         The following matters were submitted to a vote of the securities holders:

                                None


                                     PART II

Item 5. Market for Registrant's Common Equity and Related Stockholder Matters

         On July 29, 1992, Global's Common Stock commenced quotation on the NASDAQ Small Cap Market (NASDAQ) under the symbol GSMI. (The symbol was changed to GEGI coincident with the May 13, 1996, Amendment to the Articles of Incorporation.) The following table sets forth the reported high and low bid and high and low asked quotations for Global's Common Stock on NASDAQ for the period January 1, 1995, to June 30, 1997. (The quarters set forth below are based on Global's June 30 fiscal year period.) Such quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commissions and may not represent actual transactions. No bid or asked quotations are available from November 28, 1996, through April 17, 1997:

                                 High Bid         Low Bid     Closing Bid      High Ask         Low Ask       Closing Ask
                                 --------         -------     -----------      --------         -------       -----------
    1995
Jan 1 - Mar 31                    45.045          19.707         22.523         48.799           20.646         25.337
Apr 1 - Jun 30                    22.523           9.384         10.323         25.338           11.261         12.2
Jul 1 - Sep 30                    24.399           9.584         12.2           28.153           11.261         13.138
Oct 1 - Nov 30                    15.015           7.508          9.384         15.953            8.446         12.2

    1996
Jan 1 - Mar 31                     9.384           5.631          6.569         10.323            6.569          8.446
Apr 1 - Jun 30                     6.569           2.25           4              8.446            3              4.75
Jul 1 - Sep 30                     9               31/32          13/16          9.25             0.75             7/8
Oct 1 - Nov 27                     27/32           0.25             N/A            7/8             5/16            N/A

    1997
Apr 17 - Jun 30                    0.3125          0.1            0.27           0.46875          0.2            0.4375




(The prices stated for all periods give effect to the 30-1 reverse stock split that was effective on May 13, 1996)

         On November 27, 1996, Global's Common Stock was delisted from trading on NASDAQ. On April 17, 1997, Global's Common Stock commenced listing on the OTC Electronic Bulletin Board. Such delisting was prompted by Global's inability to file a timely Form 10-K with audited financials for the fiscal year ended June 30, 1996. (In addition, the NASDAQ hearing held on November 21, 1996, raised issues relating to the issuance of the aggregate of 1,135,000 S-8 Common Stock and the Reg S transaction with F.T. See "The Acquisition and Disposition of Phoenix" hereinabove.) Having been delisted, Global is now required to meet NASDAQ standards applicable to an initial listing application. Presently, such criteria include $4 million in total assets, $2 million in capital and surplus, $1 million market value of the public float and a minimum bid price of $3 per share. There can be no assurance that Global will be able to meet such initial listing requirements, that Global's Common Stock will be included on NASDAQ even if such initial listing requirements are met, or that thereafter the requirements for continuous listing will continue to be met. In any such event, Global's Common Stock would continue to be traded on the OTC Electronic Bulletin Board, in which event a shareholder may find it more difficult to dispose of (or to obtain accurate quotations as to the price of) Global's Common Stock.

         As of the date hereof there were 3,011,930 shares of Common Stock validly issued and outstanding, fully paid and non-assessable. (See "Common Stock Reconciliation" in Part I, Item 1 hereinabove). There were a total of 485 holders of record as of July 15, 1997. Global believes, based upon available information, that there are in excess of 1,000 beneficial owners of Global Common Stock. No shares of Global's authorized Preferred Stock have ever been issued.

DIVIDENDS

         The payment of dividends, if any, by Global rests within the discretion of its Board of Directors and depends, among other things, upon Global's earnings, its capital requirements, its financial condition, as well as other relevant factors. As of the date hereof, Global has not issued or declared any dividends. Global does not anticipate paying any dividends on its Common Stock in the foreseeable future.


Item 6. Management's Discussion and Analysis of Financial Condition and Results of Operations

GENERAL

As a direct consequence of the implementation of the Plan of Reorganization described in Part I hereinabove, Global has (as of June 30, 1996) disposed of all its operations and may today be fairly characterized as a non-operating "shell" corporation. Therefore, there is no need for discussion herein of prior results of operations, of year-to-year operating results and comparisons, and of liquidity and capital resources. As of the date hereof, Global is able to meet its debts as they mature, which obligations (giving effect to the completion of the Plan of Reorganization described in Part I hereinabove) consist exclusively of legal, accounting and miscellaneous expenses endemic to any public company.

Management believes that its principal focus today should be directed toward the
(a) realization of the cash value of Global's remaining assets and (b) acquisition of a going concern that will provide stability of operation and cash flow. The Company received $100,000 subsequent to June 30, 1997 as payment on subscriptions receivable as of that date. The balance of the subscription will be collected to pay liabilities and expenses of the Company as they become due. Management expectes ongoing operating expenses to be minimal until and upon which time an acquisition may occur.


Item 7. Financial Statements

         Consolidated Financial Statements and supplementary financial information specified by this Item 7 are presented following Item 13 in Part IV of this report.

Item 8. Changes in and Disagreements with Accountants on Accounting and Financial Disclosures

        This Item is inapplicable.

                                    PART III

Item 9.  Directors and Executive Officers of the Company;
         Compliance with Section 16(a) of the Exchange Act

         The executive officers, directors and key personnel of Global are as follows: (the information set forth hereunder is as of June 30, 1997 (the end of the fiscal period), and gives effect to the resignations of directors whose services were terminated by Global upon the sale of the subsidiaries occurring on June 28, 1996.



Name                                Age              Positions held with the Company
----                                ---              -------------------------------
David R. Stith                      69               Acting President and Director

Herbert S. McDonald                 61               Director

Desiree L. Pierson                  34               Secretary


Biographies of the directors and executive officers of Global are set forth below. All directors hold office until the next annual stockholders meeting and until their successors have been elected and qualified or until their death, resignation, retirement, removal or disqualification. Vacancies in the existing Board are filled by majority vote of the remaining directors. Officers of Global serve at the will of the Board of Directors.

         David R. Stith became Vice Chairman and a Director of Global on November 1, 1991, and of the Company on November 25, 1991. Mr. Stith founded Underwater Technics in 1967 and has served as its Chairman and President since such date. Mr. Stith led the crew that cleaned up the major oil spills from the tankers the "Elias," the "Mellon," and the "Athos." Mr. Stith was also involved in underwater testing for the National Aeronautics and Space Administration, and led the crew that dove for sunken treasure on the Spanish Galleon "San Jose" which sank off Colombia in 1708.

         Herbert S. McDonald became a director of Global on December 27, 1995. Mr. McDonald has, since January 1993, been the President of The Fulcrum Group, a management consulting firm specializing in the restructuring and merger/acquisition of corporate clients. Prior thereto, Mr. McDonald was (since August 1990) the President (CEO) and principal shareholder of European Automotive Products, Inc., a major importer of imported cars specializing in higher end German automotive parts. Prior thereto, Mr. McDonald was the President (CEO) and principal shareholder of Fulcrum Investments, a firm making investments in manufacturing, leasing, automobile dealerships and real estate.

         Desiree L. Pierson became Secretary of Global in January, 1996. Ms. Pierson was an employee of Global from 1991 until June 28, 1996. In her capacity as Secretary, Ms. Pierson's duties include shareholder relations, matters involving the Transfer Agent and corporate record keeping and do not include corporate decision making or substantive matters involving Global.

         No director, officer or affiliate of Global is an adverse party to Global or any of its subsidiaries in any material proceeding.

         The Company and its directors and executive officers are in compliance with the requirements of Section 16(a) of the Exchange Act.

Item 10. Executive Compensation

         The following table sets forth the cash compensation earned by each of Global's executive officers for the fiscal year ended June 30, 1997 (the "named executive officers"). Global became a reporting company under the Securities Exchange Act of 1934 on July 29, 1992, the effective date of its Registration Statement on Form 8-A.

         Directors who are also officers of the Company receive no remuneration for their services as directors, other than reimbursement of expenses incurred in connection with such service. It is the current policy of Global not to pay director's fees or other forms of remuneration to directors who are not officers of Global, other than reimbursement of expenses incurred in connection with such service as a director.




                           SUMMARY COMPENSATION TABLE


          (a)                            (b)         (c)           (d)                (e)
Name and Principal Position                                                      Other Annual
                                        Year       Salary($)     Bonus($)        Compensation($)
    Thomas D. Lewis, Sr. (1)(2)         1997         --          --               --
    Chairman of the Board,              1996       183,980       --              28,560
                                        1995       178,345       --               --
    Aubrey L. Pettit, Jr. (3)(2)        1997         --          --               --
    President, General Counsel          1996        84,502       --              28,560
    & Secretary                         1995       163,051       --               --

    David R. Stith                      1997          --         --               --
    Acting President                    1996        74,997       --               --
                                        1995       150,500      10,313            --


----------

(1) From July 1, 1992 to April 20, 1994, Mr. Lewis served as a consultant to the Company, at an annual consulting fee of $175,000 per annum. Mr. Lewis' employment contract was terminated on June 28, 1996.
(2) In August, 1995, Messrs. Lewis and Pettit each received 50,000 shares of pre-reverse split Common Stock of Global having a value of $28,075. None of the other named executive officers received perquisites or other personal benefits.
(3)      Employment terminated on January 3, 1996.

Item 11. Security Ownership of Certain Beneficial Owners and Management

         Prior to June 28, 1996, Global had in effect various plans designed to benefit senior management. These included a Senior Management Incentive Compensation Plan, an Equity Incentive Plan, management employment contracts, a Qualified Profit Sharing Plan and an Employee Stock Purchase Plan. Each and all of such compensation arrangements was canceled as of June 28, 1996. Aggregate employment and consulting agreement obligations of Global for the fiscal years ending June 30, 1997 and 1998, respectively, would have amounted to $848,800 and $395,500, respectively.

         The following tables set forth the number and percentage of Global's shares of Common Stock owned of record and beneficially by (a) each person or entity owning more than five percent of such shares, (b) each executive officer and director, and (c) all executive officers and directors as a group as of June 30, 1997 (giving effect to the May 13, 1996, reverse split):


Name and Address(1)(2)             Number of Shares Owned          Percentage
---------------------              ----------------------          ----------
David R. Stith (3)(4)                   4,861                         *
721 St. Davids Avenue
Warminster, PA  18974

Herbert S. McDonald (5)                   --                          --
160 Abraham's Lane
Villanova, PA  19085

Desiree L. Pierson (6)                    --                          --
244 Main Street
Linfield, PA 19468

All Officers and Directors              4,861                         *



as a Group (3 persons)

------------------
*        Less than 1%

(1) Unless otherwise noted, Global believes that the person named in the above table has sole voting and dispositive power with respect to all shares of Common Stock beneficially owned by him.
(2) Based on 3,011,930 shares of Global's Common Stock issued and outstanding at June 30, 1997.
(3) This individual may be deemed a "parent" and/or "promoter" of Global under the rules and regulations of the Securities Act by virtue of his efforts in the organization of Global.
(4)      Executive officer and director.
(5)      Director.
(6)      Officer.


Item 12. Certain Relationship and Related Transactions

Employment Agreements

         For information regarding former employment agreements for Messrs. Lewis, Pettit, and Stith, see Item 10 "Executive Compensation" hereinabove.



                                     PART IV

Item 13.          Exhibits and Reports on Form 8-K

         (a)      1.       All financial  statements - see index to Consolidated
                           Financial  Statements on page 14

                  2.       Exhibits - see Exhibits below.

         Schedules not included are omitted because they are not applicable, or are not required, or the information is shown in the Consolidated Financial Statements or the Notes thereto.

         (b) The following Current Reports on Form 8-K were filed by the Company with the Securities and Exchange Commission during the last quarter of the period covered by this Annual Report on Form 10-K:

                  (i)  Form 8-K filed on April 15, 1997.
                  (ii) Form 8-K filed on June 9, 1997.

         (The following Exhibits (filed with Form 10-KSB for the fiscal year ended June 30, 1996) are applicable to the period commencing July 1, 1995, and terminating as of the date of the filing of such Form 10-KSB):

A.       Amendment to Articles of Incorporation, filed May 13, 1996.
B.       Amendment to Articles of Incorporation, filed July 3, 1996.
C. Agreement, dated June 27, 1996, between Registrant and shareholders of Phoenix Wrecking Corporation.
D. Rescission Agreement, dated November 6, 1996, between Registrant and shareholders of Phoenix Wrecking Corporation.
E. Memorandum from counsel to Registrant summarizing subsidiary sales effected as of June 28, 1996.
F.       Press Releases issued by Registrant since July 1, 1995.

                  (i) July 1, 1996
                 (ii) August 29, 1996
                (iii) September 3, 1996
                 (iv) October 23, 1996
                  (v) October 25, 1996 (#1)
                 (vi) October 25, 1996 (#2)
                (vii) November 7, 1996
G. Disputed Form S-8 filing under the 1993 Act, dated August 2, 1996, and relating to 385,000 shares (incorporated herein by reference).
H. Disputed Form S-8 filing under the 1933 Act, dated September 19, 1996, and relating to 750,000 shares (incorporated herein by reference).
I. Disputed Form 8-K filed on October 4, 1996 (incorporated herein by reference).

(The following Exhibits (incorporated herein by reference) are applicable to the period subsequent to the filing of Form 10-KSB for the fiscal year ended June 30, 1996, and prior to the filing date hereof):

A. Form 10-KSB, for the fiscal year ended June 30, 1996, filed on February 19, 1997.
B. Form 10-QSB, for the quarter ended September 30, 1996, filed on March 5,
   1997.
C. Form 10-QSB, for the quarter ended December 31, 1996, filed on March 5, 1997.
D. Form 10-QSB, for the quarter ended March 31, 1997, filed on May 15, 1997.
E. Form 8-K, filed on April 15, 1997.
F. Form 8-K, filed on June 9, 1997.
G. Press Release, dated June 6, 1997 (filed herewith).
H. Press Release, dated September 17, 1997 (filed herewith).

                                   SIGNATURES


         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on
its behalf by the undersigned hereunto duly authorized on September    , 1997.


                                              GLOBAL SPILL MANAGEMENT, INC.


                                              By: /s/
                                                  -----------------------------
                                                     David R. Stith,
                                                     Acting President & Director
                                                     September    , 1997


         Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the
registrant and in the capacities indicated, on September     , 1997.




Signatures                                       Title                                Date
----------                                       -----                                ----



/s/                                    Acting President and Director            September   , 1997
---------------------------
David R. Stith






/s/                                 Acting Principal Financial                  September   , 1997
---------------------------         and Accounting Officer
Allan Esrine



                                                  Global Spill Management, Inc.
                                                               and Subsidiaries

                                                                       Contents

--------------------------------------------------------------------------------


Report of Independent Certified Public Accountants                          F-1

Consolidated financial statements
      Balance sheet                                                         F-2
      Statements of operations                                              F-3
      Statements of capital deficit                                         F-4
      Statements of cash flows                                        F-5 - F-6

Summary of significant accounting policies                            F-7 - F-9

Notes to consolidated financial statements                          F-10 - F-16

Report of Independent Certified Public Accountants



Global Spill Management, Inc.
Willow Grove, Pennsylvania

We have audited the accompanying consolidated balance sheet of Global Spill Management, Inc. and subsidiaries as of June 30, 1997, and the related consolidated statements of operations, capital deficit, and cash flows for each of the two years in the period ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Spill Management, Inc. and subsidiaries as of June 30, 1997, and the results of their operations and their cash flows for each of the two years in the period ended June 30, 1997, in conformity with generally accepted accounting principles.


                                                                BDO SEIDMAN, LLP


Philadelphia, Pennsylvania
September 4, 1997

-------------------------------------------------------------------------------


                                                          Spill Management, Inc.
                                                                and Subsidiaries

                                                      Consolidated Balance Sheet

================================================================================

June 30,                                                                   1997
--------------------------------------------------------------------------------

Assets

Current assets
  Cash                                                               $    2,111
  Subscriptions receivable (Note 1)                                     100,000
--------------------------------------------------------------------------------
Total assets                                                         $  102,111
================================================================================

Liabilities and Capital Deficit

Current liabilities
  Note payable, stockholder (Note 5)                                     12,500
  Accounts payable                                                      148,427
--------------------------------------------------------------------------------
Total current liabilities                                               160,927
--------------------------------------------------------------------------------

Commitments and contingencies (Notes 1, 9 and 10)

Capital deficit (Notes 6, 8 and 9)
  Preferred stock, $.001 par value
    Authorized 5,000,000 shares, none issued                                --
  Common stock, $.001 par value,
    Authorized 25,000,000 shares
    Issued and outstanding 3,011,930                                      3,012
  Additional paid-in capital                                         13,225,917
  Deficit                                                           (13,167,745)
  Less:  subscriptions receivable                                      (120,000)
--------------------------------------------------------------------------------
Total capital deficit                                                   (58,816)
--------------------------------------------------------------------------------
Total liabilities and capital deficit                                $  102,111
================================================================================

                    See accompanying notes to consolidated financial statements.

                                                   Global Spill Management, Inc.
                                                                and Subsidiaries

                                           Consolidated Statements of Operations

================================================================================

Year ended June 30,                                  1997                 1996
--------------------------------------------------------------------------------


Revenues                                       $      --           $       --
--------------------------------------------------------------------------------


Expenses
  General and administrative expenses             227,136              255,800
  Loss on investment and note receivable             --                 90,000
  Debenture conversion expense (Note 8)              --              2,595,703
  Interest expense                                   --                394,304
--------------------------------------------------------------------------------

Total expenses                                    227,136            3,335,807
--------------------------------------------------------------------------------

(Loss) from continuing operations                (227,136)          (3,335,807)

(Loss) from discontinued operations (Note 2)         --             (6,724,912)
--------------------------------------------------------------------------------

(Loss) before extraordinary item                 (227,136)         (10,060,719)

Extraordinary income - gain
  on forgiveness of indebtedness (Note 11)      1,740,594                  --
--------------------------------------------------------------------------------

Net income (loss)                              $1,513,458         $(10,060,719)
================================================================================

(Loss) per share from continuing operations    $     (.10)        $      (5.47)

(Loss) per share from discontinued operations        --                 (11.02)

Extraordinary income per share                        .73                  --
--------------------------------------------------------------------------------


Net income (loss) per share                    $      .63         $     (16.49)
================================================================================


Weighted average number of shares outstanding   2,387,639              610,044
================================================================================


                    See accompanying notes to consolidated financial statements.

                                                   Global Spill Management, Inc.
                                                                and Subsidiaries

                                      Consolidated Statements of Capital Deficit


==================================================================================================================
                                                               Additional
                                             Common              Paid-In                             Subscriptions
                                              Stock              Capital              (Deficit)        Receivable
------------------------------------------------------------------------------------------------------------------
Balance, June 30, 1995                    $  15,974         $   9,282,609        $   (4,620,484)       $ (497,875)

1 for 30 reverse stock split                (15,442)               15,442                    --                --
Shares issued for services                       37                56,213                    --                --
Shares issued for cash                           28               219,972                    --                --
Shares issued as additional
  consideration for acquired
  companies                                      19               296,588                    --                --
Shares issued upon conversion
  of debentures                                 850             2,959,853                    --                --
Payment of subscriptions                         --                    --                    --           108,438
Adjustment to subscriptions resulting
  from decline in market value of
  Common Stock                                   --              (189,437)                   --           189,437
Allowance for subscriptions
  receivable                                     --              (200,000)                   --           200,000
Other adjustments                                --                57,223                    --                --
Net (loss) for the year                          --                    --           (10,060,719)               --
------------------------------------------------------------------------------------------------------------------


Balance, June 30, 1996                        1,466            12,498,463           (14,681,203)               --

Shares issued for cash
  and subscriptions                           1,550               727,450                    --          (250,000)

Shares retired during the year                   (4)                    4                    --                --

Payment of subscriptions                         --                    --                    --            30,000

Reclassification of
  subscriptions receivable                       --                    --                    --           100,000

Net income for the year                          --                    --             1,513,458                --
------------------------------------------------------------------------------------------------------------------


Balance, June 30, 1997                    $   3,012         $  13,225,917        $  (13,167,745)       $ (120,000)
==================================================================================================================


                    See accompanying notes to consolidated financial statements.

                                                   Global Spill Management, Inc.
                                                                and Subsidiaries

                                           Consolidated Statements of Cash Flows


==================================================================================================================
Years ended June 30,                                                                   1997                  1996
------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities
  Income (loss) from continuing operations                                     $  1,513,458           $(3,335,807)
  (Loss) from discontinued operations                                                    --            (6,724,912)
  Adjustments to reconcile net (loss) to net
    cash (used) in operating activities
      Extraordinary gain on forgiveness of indebtedness                          (1,740,594)                   --
      Depreciation and amortization                                                      --               376,714
      Issuance of common stock for services                                              --                56,250
      Loss on investment and note receivable                                             --                90,000
      Bond conversion expense                                                            --             2,595,703
      Loss on sale of subsidiaries                                                       --               183,252
      Gain on abandonment of subsidiary                                                  --              (311,058)
      Write-off of goodwill                                                              --             4,697,254
      Other, net                                                                         --               246,925
      Loss on abandonment of assets                                                      --               165,190
      Write-off of other assets                                                          --               179,531
      Decrease in assets
        Accounts receivable                                                              --               977,477
        Inventory                                                                        --                18,090
        Prepaid expenses and other assets                                                --               359,716
      Increase (decrease) in liabilities
        Accounts payable                                                            (45,922)              (56,271)
        Accrued expenses                                                           (165,222)               82,864
------------------------------------------------------------------------------------------------------------------
Net cash (used in) operating activities                                            (438,280)             (399,084)
------------------------------------------------------------------------------------------------------------------
Cash flows from investing activities
  Proceeds from sale of assets                                                      805,000                    --
  Decrease in amounts due to related parties                                             --               169,970
  Proceeds from sale of subsidiaries                                                     --               175,000
------------------------------------------------------------------------------------------------------------------
Net cash provided by investing activities                                           805,000               344,970
------------------------------------------------------------------------------------------------------------------
Cash flows from financing activities
  Borrowings on line of credit, net                                                      --                54,553
  Repayments of stockholder note                                                    (37,500)                   --
  Repayment of note payable, bank                                                  (855,000)                   --
  Repayments of long-term debt                                                      (43,125)             (450,428)
  Issuance of common stock, net of expenses                                         479,000               220,000
  Payments of common stock receivables                                               30,000               108,438
------------------------------------------------------------------------------------------------------------------
Net cash (used in) financing activities                                            (426,625)              (67,437)
-------------------------------------------------------------------------------------------------------------------


                                                   Global Spill Management, Inc.
                                                                and Subsidiaries

                                           Consolidated Statements of Cash Flows

==========================================================================================================
Years ended June 30,                                                           1997                1996
----------------------------------------------------------------------------------------------------------
Net (decrease) in cash                                                     $  (59,905)       $  (121,551)

Cash, at beginning of year                                                     62,016            183,567
----------------------------------------------------------------------------------------------------------


Cash, at end of year                                                       $    2,111        $    62,016
==========================================================================================================

Supplemental disclosures of cash flow information
  Cash paid during the year for
    Interest                                                               $       --        $   354,610
    Taxes                                                                  $       --        $        --
----------------------------------------------------------------------------------------------------------


  Noncash investing and financing activities
    Amounts to be collected upon sale of subsidiaries                      $       --        $   805,000
    Stock issued as additional consideration
      for acquired companies                                                       --            296,607
    Issuance of common stock upon conversion
      of debenture                                                                 --          2,960,703
    Debenture converted to common stock                                            --           (365,000)




                    See accompanying notes to consolidated financial statements.

                                                   Global Spill Management, Inc.
                                                                and Subsidiaries

                                                  Summary of Accounting Policies

================================================================================

Organization       Global Spill Management, Inc. ("Global") was incorporated
and Principles     in June 1991, to acquire, operate and develop environmental
of Consolidation   contracting and consulting companies and related
                   businesses.

                   The accompanying consolidated financial statements include the accounts of Global Spill Management, Inc. and its wholly owned subsidiaries (the "Company"), after elimination of all significant intercompany balances and transactions.

Use of Estimates   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes       Income taxes are calculated using the liability method
                   specified by Statement of Accounting Standards No. 109,
                   "Accounting for Income Taxes."

Income (Loss)      The income (loss) per share data are computed by dividing
Per Share          the loss applicable to common stock by the weighted average number of common shares outstanding. For the years ended
                   June 30, 1997 and 1996, outstanding warrants and options were excluded from the computation because their effect would have been antidilutive.

                                                   Global Spill Management, Inc.
                                                                and Subsidiaries

                                                  Summary of Accounting Policies

================================================================================

Recent             In March 1997, the Financial Accounting Standards Board
Accounting         issued Statement of Financial Accounting Standards No. 128,
Pronouncements     Earnings Per Share ("SFAS 128"). SFAS 128 provides a
                   different method of calculating earnings per share than is currently called for in Accounting Principle Board Opinion
                   15. SFAS 128 provides for the calculation of basic and diluted earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity, similar to existing fully diluted earnings per share.
                   The Company believes adopting SFAS 128 will not have a material effect on its calculation of earnings per share. The
                   Company will adopt the provisions for computing earnings per share set forth in SFAS 128 for its quarter ending December
                   31, 1997.

                   Statement of Financial Accounting Standards No. 129, Disclosure of Information about Capital Structure ("SFAS 129") effective for periods ending after December 15, 1997, establishes standards for disclosing information about an entity's capital structure. SFAS 129 requires disclosure of the pertinent rights and privileges of various securities outstanding (stock, options, warrants, preferred stock, debt and participation rights) including dividend and liquidation preferences, participant rights, call prices and dates, conversion or exercise prices and redemption requirements.

                   Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," ("SFAS 130") establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

                                                   Global Spill Management, Inc.
                                                                and Subsidiaries

                                                  Summary of Accounting Policies

================================================================================

                   Statement of Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information," ("SFAS No. 131") which supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise," establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

                   SFAS 130 and 131 are effective for financial statements for periods beginning after December 15, 1997 and require comparative information for earlier years to be restated.

                   The Company has discontinued their operations. Management does not believe that adoption of any of these pronouncements would materially effect the Company's financial statements.

Environmental      Environmental expenditures that relate to existing conditions
Expenditures       caused by past operations, and which do not contribute to
                   current or future revenues, are charged to expense.
                   Liabilities are recorded when environmental assessments and/or cleanups are probable, and the costs can be reasonably estimated. Generally, the timing of these accruals have coincided with the Company's commitment to a formal plan of action.

                                                        Global Spill Management,
                                                           Inc. and Subsidiaries

                                      Notes to Consolidated Financial Statements

================================================================================


1.  Business       The Company has discontinued its operating activities (see
                   Notes 2 and 3) and has liquidated all of the debts that existed as of June 30, 1996 (see Note 11). It is actively looking to acquire other businesses.

                   Subsequent to June 30, 1997, the Company received $100,000 as payment on subscriptions receivable. The balance of the subscription ($120,000) will be collected to pay liabilities and expenses of the Company as they become due.


2.  Discontinued   During 1996, as a result of significant losses from the
    Operations     Company's operations and an inability to obtain sufficient working capital, the Company discontinued all operating activities of its environmental contracting and consulting companies and related businesses. As discussed in Note 3, the Company sold Land N' Sea Environmental Services, Inc.
                   ("LNS"), GSM Environmental, Inc. ("GSMI") and Global
                   Environmental, Inc. ("GE") and agreed to sell Allied
                   Environmental, Inc., Allied Environmental Services West, Inc.
                   and Professional Pipe Services Corporation ("Propipe"). The
                   Company's other operating subsidiary, Environmental Disposal
                   Options Corporation ("EDOC"), was shut down in March 1996.
                   EDOC was subsequently put into involuntary bankruptcy by its creditors and is currently liquidating its assets in accordance with Chapter 7 of the United States Bankruptcy
                   Code.

                   As a result of the disposal of all its operations, in 1996 the Company recorded a charge of $4,816,372 as a loss on disposal of discontinued operations. This amount included, among other things, a write-off of goodwill amounting to $4,697,255, and a charge for $183,250, representing a loss on the sales and abandonment of the Company's subsidiaries. There were no material losses incurred during the phase out period.

                                                        Global Spill Management,
                                                           Inc. and Subsidiaries

                                      Notes to Consolidated Financial Statements

================================================================================
The operating results from discontinued operations for 1996 are summarized as follows:

Year ended June 30,                                                        1996
--------------------------------------------------------------------------------


Total revenues                                                     $ 17,043,156
Gross profit                                                          4,136,242

(Loss) from discontinued operations
  (Loss) from discontinued operations                              $ (1,908,540)
  (Loss) on disposal of discontinued
    operations                                                       (4,816,372)
--------------------------------------------------------------------------------
                                                                   $ (6,724,912)
================================================================================
(Loss) per share amounts from discontinued operations are summarized as follows:

Year ended June 30,                                                        1996
--------------------------------------------------------------------------------
(Loss) from discontinued operations
  (Loss) from discontinued operations                               $     (3.13)
  (Loss) from disposal of discontinued
    operations                                                            (7.89)
--------------------------------------------------------------------------------
                                                                    $    (11.02)
--------------------------------------------------------------------------------

                                                        Global Spill Management,
                                                           Inc. and Subsidiaries

                                      Notes to Consolidated Financial Statements

================================================================================

3.  Sale of        On June 28, 1996, the Company sold all of the issued and
    Subsidiaries   outstanding stock of its subsidiaries, Land 'N Sea
                   Environmental Services, Inc. ("LNS"), GSM Environmental, Inc.
                   ("GSMI") and Global Environmental, Inc. ("GE") for $175,000 in cash. LNS was purchased by a former employee and stockholder of the Company for $75,000. GSMI and GE were purchased by the Company's former chairman of the board and chief executive officer for $100,000.

                   On June 28, 1996, the Company entered into an agreement to sell the assets net of substantially all of the liabilities of Allied Environmental, Inc. and Allied Environmental Services, West, Inc., in exchange for Common Stock of the purchaser, Eastern Environmental Services, Inc. ("EESI") valued at $700,000. The sale was consummated in July 1996.

                   On June 30, 1996, the Company signed an agreement to sell the assets, net of substantially all of the liabilities, of Professional Pipe Services Corporation ("Propipe") to a former employee and stockholder of the Company for $105,000 in cash. The sale was completed in July 1996.

                   All of the proceeds from the sale of the subsidiaries, including $700,000 received upon sale of the EESI shares, which amounted to $980,000, were used to pay down the notes payable, bank (see Note 4).


4.  Notes Payable, The Company had a revolving line of credit, for which the
    Bank balance payable at June 30, 1996, including accrued interest, was $1,134,556. That obligation was liquidated in full for $855,000 during July, 1996, with a full release being obtained. The gain on that forgiveness is reflected within the statement of operations for the year ended June 30, 1997.

5.  Note Payable,  The note, repaid on July 19, 1997, was payable to the
    Stockholder    Company's former chief executive officer.


6.  Subscriptions  The Company has fully reserved promissory notes receivable
    Receivable     with face amounts totalling $677,000, issued to the Company in 1995 as payment for the purchase price of shares of Common
                   Stock. The Company is pursuing the collection of these notes
                   (see Note 9).

                                                        Global Spill Management,
                                                           Inc. and Subsidiaries

                                      Notes to Consolidated Financial Statements

================================================================================

7.  Income Taxes   The Company had deferred tax assets of approximately
                   $2,800,000 as of June 30, 1997, related to net operating loss carryforwards ("NOL"), which have yet to be utilized. As a result of the sale of the Company's operating subsidiaries and the issuance of additional shares of Common Stock, the amount of the NOL of approximately $8,300,000 may be limited.
                   Also, the utilization of these losses, if available, to reduce the future income taxes will depend upon the generation of sufficient taxable income prior to the expiration of the net operating loss carryforwards.
                   Therefore, at June 30, 1997, the Company established a 100% valuation allowance against the deferred tax assets as the likelihood of recognizing this benefit cannot be certain. The net operating losses will expire in various years through June 2011.

8.  Common Stock   In April 1996, the Company borrowed $315,000 from an investor in exchange for a subordinated convertible debenture in the amount of $350,000. Based on the conversion provisions, the debenture was convertible into 119,658 shares of stock. On
                   June 28, 1996, the debentures were converted into 750,000 shares of common stock and the amount of $2,284,990 was charged to operations as a debenture bond conversion expense in accordance with Statement of Financial Accounting
                   Standards 84. The remaining original issue discount of $35,000 was also charged to operations.

                   On June 28, 1996, a $50,000 debenture was converted into 100,000 shares of common stock. As a result of the conversion, the Company charged operations for $310,713 as a bond conversion expense.

                   On May 13, 1996, the Company effected a 1 for 30 reverse stock split. All references in the accompanying statements to the number of shares and per share amounts have been adjusted to reflect the reverse stock split.

                   On July 2, 1996, the Company amended its Certificate of Incorporation to increase the authorized shares of common stock to 25,000,000 shares.

                                                        Global Spill Management,
                                                           Inc. and Subsidiaries

                                      Notes to Consolidated Financial Statements

================================================================================

9.  Litigation     The Company is a defendant in several lawsuits in which the principal defendants are the former subsidiaries that performed allegedly negligent remediation work for a particular plaintiff. The Company is vigorously defending all such suits, on the basis that it is not a proper party defendant because the parent company has no contractual relationship with the respective plaintiffs and bears no responsibility to such plaintiffs. Management has determined that the outcome of these matters will not have a material effect on the financial statements of the Company.

                   Prior to June 30, 1995, the Company (upon the advice of former counsel that sales of Common Stock for promissory notes was legal under Nevada law), sold to Corporate Relations Group, Orlando, Florida ("CRG") 21,667 shares of the Company's authorized and unissued Common Stock, pursuant to two promissory notes in the amounts of $177,000 and $500,000, respectively. CRG is currently indebted to the Company in such original amount of $677,000, such amount representing the remaining balance on the purchase price for such shares. The Company believes that all such shares have been sold by CRG. The Company has instructed counsel to pursue diligently the collection of that amount.

                   Global, on June 28, 1996 (the date on which the sales of the operating subsidiaries was effected), agreed to acquire 100% of the issued and outstanding shares of capital stock of Phoenix Wrecking Corporation ("Phoenix"), a New York corporation which was also engaged in the remediation business. The proposed acquisition of Phoenix, which was publicly announced on July 1, 1996, was rescinded nunc pro tunc on November 6, 1996.

                   Two issues remain unresolved from the association of Phoenix with Global: (a) an aggregate of 1,135,000 shares of Global Common Stock were caused to be issued by Phoenix pursuant to two filings on Form S-8 with the Securities and Exchange Commission. Global was not current in its required filings when such two Registration Statements were filed. Therefore, no effective Registration Statement could have been filed on Form S-8. Global has instituted proceedings to recover all such shares (none of which have been reflected as issued and outstanding in the Company's financial statements) as well as the proceeds derived from the sale thereof; and (b) Global is a defendant in a lawsuit brought in New York State Supreme Court to recover the sum of $1.3 million allegedly made available to Phoenix by Plaintiff. Global received none of such proceeds. Global is a party defendant because Phoenix utilized Global Debentures to obtain such funds. A motion for summary judgment against the Phoenix defendants and not against Global was decided on July 30, 1997, and judgment was entered against the Phoenix defendants only. Global intends to move to have the matter dismissed as to Global.

                   The Company is unable to determine the outcome of the two above-mentioned legal matters and has not recorded any adjustments for them in the financial statements.

10. Environmental  The Superfund Act imposes strict joint and several liability
    Risks upon the generators of hazardous substances and those transporters who have arranged for disposal of hazardous substances or those who have selected the disposal site for such substances. All such persons may be liable for waste site investigation, waste site cleanup and natural resource damages, regardless of whether they exercised due care and complied with all relevant laws and regulations. Such costs can be substantial. Certain of the Company's subsidiaries were transporters of hazardous waste materials, but should not be liable therefore, unless they are deemed to have arranged for such disposal or the selected disposal sites. The Company's policy and practice was to refrain from arranging for the disposal of hazardous substances, including waste, and/or the selection of disposal sites, and to have the generator do so. However, there can be no assurance that the Company did not fail to adhere to such practice and thereby could be potentially liable for claims in connection with the transportation and disposal of such materials.

                                                        Global Spill Management,
                                                           Inc. and Subsidiaries

                                      Notes to Consolidated Financial Statements

================================================================================

11. Forgiveness    In fiscal 1997, the Company concluded settlement with its
    of Debt        unsecured creditors to retire all outstanding indebtedness at
                   37.5 cents on the dollar, except for amounts under $100
                   (which were paid in full). In addition, the Company settled outstanding secured debt at less than face value (see Note 4 for amounts relating to certain notes payable to bank).
                   Finally, debt payable to the former owners of one of the subsidiaries (which was sold in 1997) was forgiven. The forgiveness of indebtedness was recorded as an extraordinary item in 1997 and consisted of the following:

                   Unsecured creditors                                $  454,181
                   Former owners of a subsidiary                         932,727
                   Secured debt                                          353,686
--------------------------------------------------------------------------------
                                                                      $1,740,594
--------------------------------------------------------------------------------

Report of Independent Certified Public Accountants for
Global Spill Management, Inc.                                              F-1

Consolidated Balance Sheet for Global Spill Management, Inc. as
Of June 30, 1997                                                           F-2

Consolidated Statements of Operations of Global Spill Management,
Inc. For the years ended June 30, 1997 and 1996                            F-3

Consolidated Statements of Capital Deficit of Global Spill Management,
Inc. For the years ended June 30, 1997 and 1996                            F-4

Consolidated Statements of Cash Flows of Global Spill Management,
Inc. For the years ended June 30, 1997 and 1996                          F-5-F-6

Summary of Significant Accounting Policies                               F-7-F-9

Notes to the Consolidated Financial Statements                         F-10-F-16

Consolidated Balance Sheet for Global Spill Management, Inc. as
Of March 31, 1998 and June 30, 1997                                    F-17

Consolidated Statements of Operations of Global Spill Management,
Inc. For the nine months ended March 31, 1998 and 1997                 F-18

Consolidated Statements of Operations of Global Spill Management,
Inc. For the three months ended March 31, 1998 and 1997                F-19

Consolidated Statements of Cash Flows of Global Spill Management,
Inc. For the nine months ended March 31, 1998 and 1997                 F-20

Notes to the Consolidated Financial Statements                         F-21

Biofarm, Inc Introduction to Proforma financial statements             F-22

Proforma Consolidated Balance Sheet of Biofarm, Inc.
as of March 31, 1998                                                   F-23

Proforma Consolidated Statement of Income of Biofarm, Inc. for
the twelve months ended December 31, 1997                              F-24

Proforma Consolidated Statement of Income of Biofarm, Inc. for
the three months ended March 31, 1998                                  F-25

Report of Independent Certified Public Accountants for
Biofarm S.A.                                                              F-26

Balance Sheets for Biofarm S.A. as of December 31, 1997, 1996 and 1995    F-27

Statements of Earnings of Biofarm, S.A. for the years ended
December 31, 1997, 1996 and 1995                                          F-28

Statements of Cash Flows as of Biofarm, S.A. for the years ended
December 31, 1997, 1996 and 1995                                          F-29

Statements of Stockholders' Equity of Biofarm, S.A. for the years ended
December 31, 1997, 1996 and 1995                                          F-30

Notes to the Financial Statements                                    F-31-F-41

Balance Sheets for Biofarm S.A. as of December 31, 1997, and
March 31, 1998                                                            F-42

Statements of Earnings of Biofarm, S.A. for the year ended
December 31, 1997 and the three months ended MArch 31, 1998               F-43

Statements of Cash Flows as of Biofarm, S.A for the year ended
December 31, 1997 and the three months ended March 31, 1998               F-44

Statements of Stockholders' Equity of Biofarm, S.A. for the years ended
December 31, 1997 and 1996                                                F-45

Notes to the Financial Statements                                     F-46-F-56

Report of Independent Certified Public Accountants



Global Spill Management, Inc.
Willow Grove, Pennsylvania

We have audited the accompanying consolidated balance sheet of Global Spill Management, Inc. and subsidiaries as of June 30, 1997, and the related consolidated statements of operations, capital deficit, and cash flows for each of the two years in the period ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Spill Management, Inc. and subsidiaries as of June 30, 1997, and the results of their operations and their cash flows for each of the two years in the period ended June 30, 1997, in conformity with generally accepted accounting principles.


                                                                BDO SEIDMAN, LLP


Philadelphia, Pennsylvania
September 4, 1997

                                                   Global Spill Management, Inc.
                                                               and Subsidiaries

                                                     Consolidated Balance Sheet

-------------------------------------------------------------------------------


June 30,                                                                                       1997
-------------------------------------------------------------------------------------------------------------------

Assets

Current assets
  Cash                                                                                         $            2,111
  Subscriptions receivable (Note 1)                                                                       100,000
-------------------------------------------------------------------------------------------------------------------


Total assets                                                                                   $          102,111
-------------------------------------------------------------------------------------------------------------------



Liabilities and Capital Deficit

Current liabilities
  Note payable, stockholder (Note 5)                                                                       12,500
  Accounts payable                                                                                        148,427
-------------------------------------------------------------------------------------------------------------------


Total current liabilities                                                                                 160,927
-------------------------------------------------------------------------------------------------------------------


Commitments and contingencies (Notes 1, 9 and 10)

Capital deficit (Notes 6, 8 and 9)
  Preferred stock, $.001 par value
    Authorized 5,000,000 shares, none issued                                                                    -
  Common stock, $.001 par value,
    Authorized 25,000,000 shares
    Issued and outstanding 3,011,930                                                                        3,012
  Additional paid-in capital                                                                           13,225,917
  Deficit                                                                                             (13,167,745)
  Less:  subscriptions receivable                                                                        (120,000)
-------------------------------------------------------------------------------------------------------------------


Total capital deficit                                                                                     (58,816)
-------------------------------------------------------------------------------------------------------------------


Total liabilities and capital deficit                                                          $          102,111
-------------------------------------------------------------------------------------------------------------------


                                                       See accompanying notes to consolidated financial statements.

                                                      Global Spill Management,
                                                         Inc. and Subsidiaries

                                          Consolidated Statements of Operations

-------------------------------------------------------------------------------


Year ended June 30,                                                                    1997                  1996
-------------------------------------------------------------------------------------------------------------------


Revenues                                                                  $               -       $             -
-------------------------------------------------------------------------------------------------------------------


Expenses
  General and administrative expenses                                               227,136               255,800
  Loss on investment and note receivable                                                  -                90,000
  Debenture conversion expense (Note 8)                                                   -             2,595,703
  Interest expense                                                                        -               394,304
-------------------------------------------------------------------------------------------------------------------


Total expenses                                                                      227,136             3,335,807
-------------------------------------------------------------------------------------------------------------------


(Loss) from continuing operations                                                  (227,136)           (3,335,807)

(Loss) from discontinued operations (Note 2)                                              -            (6,724,912)
-------------------------------------------------------------------------------------------------------------------


(Loss) before extraordinary item                                                   (227,136)          (10,060,719)

Extraordinary income - gain
  on forgiveness of indebtedness (Note 11)                                        1,740,594                     -
-------------------------------------------------------------------------------------------------------------------


Net income (loss)                                                         $       1,513,458       $   (10,060,719)
-------------------------------------------------------------------------------------------------------------------


(Loss) per share from continuing operations                               $            (.10)      $         (5.47)

(Loss) per share from discontinued operations                                             -                (11.02)

Extraordinary income per share                                                          .73                     -
-------------------------------------------------------------------------------------------------------------------


Net income (loss) per share                                               $             .63       $        (16.49)
-------------------------------------------------------------------------------------------------------------------


Weighted average number of shares outstanding                                     2,387,639               610,044
-------------------------------------------------------------------------------------------------------------------


                                                       See accompanying notes to consolidated financial statements.

                                                      Global Spill Management,
                                                         Inc. and Subsidiaries

                                     Consolidated Statements of Capital Deficit

-------------------------------------------------------------------------------

                                                               Additional
                                             Common               Paid-In                           Subscriptions
                                              Stock               Capital              (Deficit)       Receivable
-------------------------------------------------------------------------------------------------------------------


Balance, June 30, 1995                    $  15,974     $       9,282,609    $       (4,620,484)   $     (497,875)

1 for 30 reverse stock split                (15,442)               15,442                     -                 -
Shares issued for services                       37                56,213                     -                 -
Shares issued for cash                           28               219,972                     -                 -
Shares issued as additional
  consideration for acquired
  companies                                      19               296,588                     -                 -
Shares issued upon conversion
  of debentures                                 850             2,959,853                     -                 -
Payment of subscriptions                          -                     -                     -           108,438
Adjustment to subscriptions resulting
  from decline in market value of
  Common Stock                                    -              (189,437)                    -           189,437
Allowance for subscriptions
  receivable                                      -              (200,000)                    -           200,000
Other adjustments                                 -                57,223                     -                 -
Net (loss) for the year                           -                     -           (10,060,719)                -
-------------------------------------------------------------------------------------------------------------------


Balance, June 30, 1996                        1,466            12,498,463           (14,681,203)                -

Shares issued for cash
  and subscriptions                           1,550               727,450                     -          (250,000)

Shares retired during the year                   (4)                    4                     -                 -

Payment of subscriptions                          -                     -                     -            30,000

Reclassification of
  subscriptions receivable                        -                     -                     -           100,000

Net income for the year                           -                     -             1,513,458                 -
-------------------------------------------------------------------------------------------------------------------


Balance, June 30, 1997                    $   3,012     $      13,225,917    $      (13,167,745)   $     (120,000)
-------------------------------------------------------------------------------------------------------------------


                                                       See accompanying notes to consolidated financial statements.

                                                  Global Spill Management, Inc.
                                                               and Subsidiaries

                                          Consolidated Statements of Cash Flows

-------------------------------------------------------------------------------


Years ended June 30,                                                                   1997                  1996
-------------------------------------------------------------------------------------------------------------------


Cash flows from operating activities
  Income (loss) from continuing operations                                 $      1,513,458        $   (3,335,807)
  (Loss) from discontinued operations                                                     -            (6,724,912)
  Adjustments to reconcile net (loss) to net
    cash (used) in operating activities
      Extraordinary gain on forgiveness of indebtedness                          (1,740,594)                    -
      Depreciation and amortization                                                       -               376,714
      Issuance of common stock for services                                               -                56,250
      Loss on investment and note receivable                                              -                90,000
      Bond conversion expense                                                             -             2,595,703
      Loss on sale of subsidiaries                                                        -               183,252
      Gain on abandonment of subsidiary                                                   -              (311,058)
      Write-off of goodwill                                                               -             4,697,254
      Other, net                                                                          -               246,925
      Loss on abandonment of assets                                                       -               165,190
      Write-off of other assets                                                           -               179,531
      Decrease in assets
        Accounts receivable                                                               -               977,477
        Inventory                                                                         -                18,090
        Prepaid expenses and other assets                                                 -               359,716
      Increase (decrease) in liabilities
        Accounts payable                                                            (45,922)              (56,271)
        Accrued expenses                                                           (165,222)               82,864
-------------------------------------------------------------------------------------------------------------------


Net cash (used in) operating activities                                            (438,280)             (399,084)
-------------------------------------------------------------------------------------------------------------------


Cash flows from investing activities
  Proceeds from sale of assets                                                      805,000                     -
  Decrease in amounts due to related parties                                              -               169,970
  Proceeds from sale of subsidiaries                                                      -               175,000
-------------------------------------------------------------------------------------------------------------------


Net cash provided by investing activities                                           805,000               344,970
-------------------------------------------------------------------------------------------------------------------


Cash flows from financing activities
  Borrowings on line of credit, net                                                       -                54,553
  Repayments of stockholder note                                                    (37,500)                    -
  Repayment of note payable, bank                                                  (855,000)                    -
  Repayments of long-term debt                                                      (43,125)             (450,428)
  Issuance of common stock, net of expenses                                         479,000               220,000
  Payments of common stock receivables                                               30,000               108,438
-------------------------------------------------------------------------------------------------------------------


Net cash (used in) financing activities                                            (426,625)              (67,437)
-------------------------------------------------------------------------------------------------------------------

                                                  Global Spill Management, Inc.
                                                               and Subsidiaries

                                          Consolidated Statements of Cash Flows

-------------------------------------------------------------------------------


Years ended June 30,                                                                   1997                  1996
-------------------------------------------------------------------------------------------------------------------


Net (decrease) in cash                                                     $        (59,905)       $     (121,551)

Cash, at beginning of year                                                           62,016               183,567
-------------------------------------------------------------------------------------------------------------------


Cash, at end of year                                                       $          2,111        $       62,016
-------------------------------------------------------------------------------------------------------------------


Supplemental disclosures of cash flow information
  Cash paid during the year for
    Interest                                                               $              -        $      354,610
    Taxes                                                                  $              -        $            -
-------------------------------------------------------------------------------------------------------------------


  Noncash investing and financing activities
    Amounts to be collected upon sale of subsidiaries                      $              -        $      805,000
    Stock issued as additional consideration
      for acquired companies                                                              -               296,607
    Issuance of common stock upon conversion
      of debenture                                                                        -             2,960,703
    Debenture converted to common stock                                                   -              (365,000)



                                                       See accompanying notes to consolidated financial statements.

                                                 Global Spill Management, Inc.
                                                              and Subsidiaries

                                                Summary of Accounting Policies
-------------------------------------------------------------------------------

Organization              Global Spill Management, Inc. ("Global") was
and Principles            incorporated in June 1991, to acquire, operate and
of Consolidation          develop environmental contracting and consulting
                          companies and related businesses.

                          The accompanying consolidated financial statements include the accounts of Global Spill Management, Inc. and its wholly owned subsidiaries (the "Company"), after elimination of all significant intercompany balances and transactions.

Use of Estimates          The preparation of financial statements in
                          conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes              Income taxes are calculated using the liability
                          method specified by Statement of Accounting
                          Standards No. 109, "Accounting for Income Taxes."

Income (Loss)             The income (loss) per share data are computed by
Per Share                 dividing the loss applicable to common stock by the
                          weighted average number of common shares outstanding. For the years ended June 30, 1997 and 1996, outstanding warrants and options were excluded from the computation because their effect would have been antidilutive.

                                                 Global Spill Management, Inc.
                                                              and Subsidiaries

                                                Summary of Accounting Policies
-------------------------------------------------------------------------------

Recent                    In March 1997, the Financial Accounting Standards
Accounting                Board issued Statement of Financial Accounting
Pronouncements            Standards No. 128, Earnings Per Share ("SFAS 128").
                          SFAS 128 provides a different method of calculating earnings per share than is currently called for in Accounting Principle Board Opinion 15. SFAS 128 provides for the calculation of basic and diluted earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity, similar to existing fully diluted earnings per share. The Company believes adopting SFAS 128 will not have a material effect on its calculation of earnings per share. The Company will adopt the provisions for computing earnings per share set forth in SFAS 128 for its quarter ending December
                          31, 1997.

                          Statement of Financial Accounting Standards No. 129, Disclosure of Information about Capital Structure ("SFAS 129") effective for periods ending after December 15, 1997, establishes standards for disclosing information about an entity's capital structure. SFAS 129 requires disclosure of the pertinent rights and privileges of various securities outstanding (stock, options, warrants, preferred stock, debt and participation rights) including dividend and liquidation preferences, participant rights, call prices and dates, conversion or exercise prices and redemption requirements.

                          Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," ("SFAS 130") establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

                                                 Global Spill Management, Inc.
                                                              and Subsidiaries

                                                Summary of Accounting Policies
-------------------------------------------------------------------------------

                          Statement of Accounting Standards No. 131,
                          "Disclosures About Segments of an Enterprise and Related Information," ("SFAS No. 131") which supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise," establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

                          SFAS 130 and 131 are effective for financial statements for periods beginning after December 15, 1997 and require comparative information for earlier years to be restated.

                          The Company has discontinued their operations. Management does not believe that adoption of any of these pronouncements would materially effect the Company's financial statements.

Environmental             Environmental expenditures that relate to existing
Expenditures              conditions caused by past operations, and which do
                          not contribute to current or future revenues, are charged to expense. Liabilities are recorded when environmental assessments and/or cleanups are probable, and the costs can be reasonably estimated.
                          Generally, the timing of these accruals have coincided with the Company's commitment to a formal plan of action.

                                                      Global Spill Management,
                                                         Inc. and Subsidiaries

                                    Notes to Consolidated Financial Statements
-------------------------------------------------------------------------------

1.    Business            The Company has discontinued its operating
                          activities (see Notes 2 and 3) and has liquidated all of the debts that existed as of June 30, 1996
                          (see Note 11). It is actively looking to acquire other businesses.

                          Subsequent to June 30, 1997, the Company received $100,000 as payment on subscriptions receivable. The balance of the subscription ($120,000) will be collected to pay liabilities and expenses of the Company as they become due.

2.    Discontinued        During 1996, as a result of significant losses from
      Operations          the Company's operations and an inability to obtain
                          sufficient working capital, the Company discontinued all operating activities of its environmental contracting and consulting companies and related businesses. As discussed in Note 3, the Company sold
                          Land N' Sea Environmental Services, Inc. ("LNS"),
                          GSM Environmental, Inc. ("GSMI") and Global
                          Environmental, Inc. ("GE") and agreed to sell Allied
                          Environmental, Inc., Allied Environmental Services
                          West, Inc. and Professional Pipe Services
                          Corporation ("Propipe"). The Company's other operating subsidiary, Environmental Disposal Options
                          Corporation ("EDOC"), was shut down in March 1996.
                          EDOC was subsequently put into involuntary bankruptcy by its creditors and is currently liquidating its assets in accordance with Chapter 7 of the United States Bankruptcy Code.

                          As a result of the disposal of all its operations, in 1996 the Company recorded a charge of $4,816,372 as a loss on disposal of discontinued operations. This amount included, among other things, a write-off of goodwill amounting to $4,697,255, and a charge for $183,250, representing a loss on the sales and abandonment of the Company's subsidiaries. There were no material losses incurred during the phase out period.

                                                      Global Spill Management,
                                                         Inc. and Subsidiaries

                                    Notes to Consolidated Financial Statements
-------------------------------------------------------------------------------

The operating results from discontinued operations for 1996 are summarized as follows:

Year ended June 30,                                                       1996
--------------------------------------------------------------------------------

Total revenues                                                    $ 17,043,156
Gross profit                                                         4,136,242

(Loss) from discontinued operations
      (Loss) from discontinued operations                        $   (1,908,540)
      (Loss) on disposal of discontinued
                                operations                           (4,816,372)
-------------------------------------------------------------------------------

                                                                 $   (6,724,912)
-------------------------------------------------------------------------------

(Loss) per share amounts from discontinued operations are summarized as follows:

Year ended June 30,                                                       1996
--------------------------------------------------------------------------------

(Loss) from discontinued operations
      (Loss) from discontinued operations                           $    (3.13)
      (Loss) from disposal of discontinued
                                operations                               (7.89)
-------------------------------------------------------------------------------

                                                                    $   (11.02)
--------------------------------------------------------------------------------

                                                      Global Spill Management,
                                                         Inc. and Subsidiaries

                                    Notes to Consolidated Financial Statements
-------------------------------------------------------------------------------

3.    Sale of             On June 28, 1996, the Company sold all of the issued
      Subsidiaries        and outstanding stock of its subsidiaries, Land 'N
                          Sea Environmental Services, Inc. ("LNS"), GSM
                          Environmental, Inc. ("GSMI") and Global
                          Environmental, Inc. ("GE") for $175,000 in cash. LNS was purchased by a former employee and stockhold- er of the Company for $75,000. GSMI and GE were purchased by the Company's former chairman of the board and chief executive officer for $100,000.

                          On June 28, 1996, the Company entered into an agreement to sell the assets net of substantially all of the liabilities of Allied Environmental, Inc. and Allied Environmental Services, West, Inc., in exchange for Common Stock of the purchaser, Eastern Environmental Services, Inc. ("EESI") valued at $700,000. The sale was consummated in July 1996.

                          On June 30, 1996, the Company signed an agreement to sell the assets, net of substantially all of the liabilities, of Professional Pipe Services Corporation ("Propipe") to a former employee and stockholder of the Company for $105,000 in cash. The sale was completed in July 1996.

                          All of the proceeds from the sale of the subsidiaries, including $700,000 received upon sale of the EESI shares, which amounted to $980,000, were used to pay down the notes payable, bank (see Note
                          4).

4.    Notes Payable,      The Company had a revolving line of credit, for
      Bank                which the balance payable at June 30, 1996,
                          including accrued interest, was $1,134,556. That obligation was liquidated in full for $855,000 during July, 1996, with a full release being obtained. The gain on that forgiveness is reflected within the statement of operations for the year ended June 30, 1997.

5.    Note Payable,       The note, repaid on July 19, 1997, was payable to
      Stockholder         the Company's former chief executive officer.

6.    Subscriptions       The Company has fully reserved promissory notes
      Receivable          receivable with face amounts totalling $677,000,
                          issued to the Company in 1995 as payment for the purchase price of shares of Common Stock. The
                          Company is pursuing the collection of these notes
                          (see Note 9).

                                                      Global Spill Management,
                                                         Inc. and Subsidiaries

                                    Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------


7.    Income Taxes        The Company had deferred tax assets of approximately
                          $2,800,000 as of June 30, 1997, related to net operating loss carryforwards ("NOL"), which have yet to be utilized. As a result of the sale of the Company's operating subsidiaries and the issuance of additional shares of Common Stock, the amount of the NOL of approximately $8,300,000 may be limited.
                          Also, the utilization of these losses, if available, to reduce the future income taxes will depend upon the generation of sufficient taxable income prior to the expiration of the net operating loss carryforwards. Therefore, at June 30, 1997, the
                          Company established a 100% valuation allowance against the deferred tax assets as the likelihood of recognizing this benefit cannot be certain. The net operating losses will expire in various years through June 2011.

8.    Common Stock        In April 1996, the Company borrowed $315,000 from an
                          investor in exchange for a subordinated convertible debenture in the amount of $350,000. Based on the conversion provisions, the debenture was convertible into 119,658 shares of stock. On June 28, 1996, the debentures were converted into 750,000 shares of common stock and the amount of $2,284,990 was charged to operations as a debenture bond conversion expense in accordance with Statement of Financial
                          Accounting Standards 84. The remaining original issue discount of $35,000 was also charged to operations.

                          On June 28, 1996, a $50,000 debenture was converted into 100,000 shares of common stock. As a result of the conversion, the Company charged operations for $310,713 as a bond conversion expense.

                          On May 13, 1996, the Company effected a 1 for 30 reverse stock split. All references in the accompanying statements to the number of shares and per share amounts have been adjusted to reflect the reverse stock split.

                          On July 2, 1996, the Company amended its Certificate of Incorporation to increase the authorized shares of common stock to 25,000,000 shares.

                                                      Global Spill Management,
                                                         Inc. and Subsidiaries

                                    Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

9.    Litigation          The Company is a defendant in several lawsuits in
                          which the principal defendants are the former subsidiaries that performed allegedly negligent remediation work for a particular plaintiff. The
                          Company is vigorously defending all such suits, on the basis that it is not a proper party defendant because the parent company has no contractual relationship with the respective plaintiffs and bears no responsibility to such plaintiffs.
                          Management has determined that the outcome of these matters will not have a material effect on the financial statements of the Company.

                          Prior to June 30, 1995, the Company (upon the advice of former counsel that sales of Common Stock for promissory notes was legal under Nevada law), sold to Corporate Relations Group, Orlando, Florida ("CRG") 21,667 shares of the Company's authorized and unissued Common Stock, pursuant to two promissory notes in the amounts of $177,000 and $500,000, respectively. CRG is currently indebted to the Company in such original amount of $677,000, such amount representing the remaining balance on the purchase price for such shares. The Company believes that all such shares have been sold by CRG. The Company has instructed counsel to pursue diligently the collection of that amount.

                          Global, on June 28, 1996 (the date on which the sales of the operating subsidiaries was effected), agreed to acquire 100% of the issued and outstanding shares of capital stock of Phoenix Wrecking Corporation ("Phoenix"), a New York corporation which was also engaged in the remediation business. The proposed acquisition of Phoenix, which was publicly announced on July 1, 1996, was rescinded nunc pro tunc on November 6, 1996.

                          Two issues remain unresolved from the association of Phoenix with Global: (a) an aggregate of 1,135,000 shares of Global Common Stock were caused to be issued by Phoenix pursuant to two filings on Form S-8 with the Securities and Exchange Commission. Global was not current in its required filings when such two Registration Statements were filed. Therefore, no effective Registration Statement could have been filed on Form S-8. Global has instituted proceedings to recover all such shares (none of which have been reflected as issued and outstanding in the Company's financial statements) as

                                                      Global Spill Management,
                                                         Inc. and Subsidiaries

                                    Notes to Consolidated Financial Statements
-------------------------------------------------------------------------------


                          well as the proceeds derived from the sale thereof; and (b) Global is a defendant in a lawsuit brought in New York State Supreme Court to recover the sum of $1.3 million allegedly made available to Phoenix by Plaintiff. Global received none of such proceeds. Global is a party defendant because Phoenix utilized Global Debentures to obtain such funds. A motion for summary judgment against the Phoenix defendants and not against Global was decided on July 30, 1997, and judgment was entered against the Phoenix defendants only. Global intends to move to have the matter dismissed as to Global.

                          The Company is unable to determine the outcome of the two above-mentioned legal matters and has not recorded any adjustments for them in the financial statements.

10.   Environmental       The Superfund Act imposes strict joint and several
      Risks               liability upon the generators of hazardous
                          substances and those transporters who have arranged for disposal of hazardous substances or those who have selected the disposal site for such substances.
                          All such persons may be liable for waste site investigation, waste site cleanup and natural resource damages, regardless of whether they exercised due care and complied with all relevant laws and regulations. Such costs can be substantial.
                          Certain of the Company's subsidiaries were transporters of hazardous waste materials, but should not be liable therefore, unless they are deemed to have arranged for such disposal or the selected disposal sites. The Company's policy and practice was to refrain from arranging for the disposal of hazardous substances, including waste, and/or the selection of disposal sites, and to have the generator do so. However, there can be no assurance that the Company did not fail to adhere to such practice and thereby could be potentially liable for claims in connection with the transportation and disposal of such materials.

                                                      Global Spill Management,
                                                         Inc. and Subsidiaries

                                    Notes to Consolidated Financial Statements

-------------------------------------------------------------------------------

11.   Forgiveness         In fiscal 1997, the Company concluded settlement
      of Debt             with its unsecured creditors to retire all
                          outstanding indebtedness at 37.5 cents on the dollar, except for amounts under $100 (which were paid in full). In addition, the Company settled outstanding secured debt at less than face value
                          (see Note 4 for amounts relating to certain notes payable to bank). Finally, debt payable to the former owners of one of the subsidiaries (which was sold in 1997) was forgiven. The forgiveness of indebtedness was recorded as an extraordinary item in 1997 and consisted of the following:

Unsecured creditors                                                 $  454,181
Former owners of a subsidiary                                          932,727
Secured debt                                                           353,686
--------------------------------------------------------------------------------

                                                                    $ 1,740,594
--------------------------------------------------------------------------------

                                                Global Spill Management, Inc.
                                                             and Subsidiaries

                                                  Consolidated Balance Sheets
                                                                 (Unaudited)
-----------------------------------------------------------------------------



                                                                              March 31,                  June 30,
                                                                                   1998                      1997
-------------------------------------------------------------------------------------------------------------------


Assets

Current assets
  Cash                                                                   $       29,967           $        2,111
  Subscriptions receivable                                                            -                  100,000
-------------------------------------------------------------------------------------------------------------------


Total current assets                                                     $       29,967           $       102,111
-------------------------------------------------------------------------------------------------------------------


Liabilities and Stockholders' Equity (Deficit)

Current liabilities
  Notes payable, stockholder                                             $            -           $        12,500
  Accounts payable                                                               18,545                   148,427
-------------------------------------------------------------------------------------------------------------------


Total current liabilities                                                        18,545                   160,927
-------------------------------------------------------------------------------------------------------------------


Commitments and contingencies

Stockholders' equity (deficit)
  Preferred stock, $.001 par value
    Authorized 5,000,000 shares, none issued                                          -                         -
  Common stock, $.001 par value,
    Authorized 25,000,000 shares
    Issued and outstanding 3,711,930 and 3,011,930                                3,712                     3,012
  Additional paid-in capital                                                 13,475,215                13,225,917
  Deficit                                                                   (13,267,507)              (13,167,745)
  Less:  subscriptions receivable                                              (200,000)                 (120,000)
-------------------------------------------------------------------------------------------------------------------


Total stockholders' equity (deficit)                                             11,422                   (58,816)
-------------------------------------------------------------------------------------------------------------------


Total liabilities and stockholders' equity (deficit)                     $       29,967           $        102,111
-------------------------------------------------------------------------------------------------------------------



               The accompanying notes are an integral part of these statements.

                                                Global Spill Management, Inc.
                                                             and Subsidiaries

                                        Consolidated Statements of Operations
                                                                  (Unaudited)
------------------------------------------------------------------------------


Nine months ended March 31,                                                             1998                 1997
-------------------------------------------------------------------------------------------------------------------


Revenues                                                                     $            -         $           -
-------------------------------------------------------------------------------------------------------------------


Costs and expenses
  Selling, general and administrative expenses                                        99,762                    -
-------------------------------------------------------------------------------------------------------------------


Total costs and expenses                                                              99,762                    -
-------------------------------------------------------------------------------------------------------------------


(Loss) from operations                                                               (99,762)                   -

Gain from debt forgiveness, net of administrative costs                                    -            1,569,672
-------------------------------------------------------------------------------------------------------------------


Net (loss) income                                                            $       (99,762)       $   1,569,672
-------------------------------------------------------------------------------------------------------------------


Net (loss) income per share                                                  $          (.03)       $         .72

Weighted average number of common shares outstanding                               3,165,215            2,179,877
-------------------------------------------------------------------------------------------------------------------



               The accompanying notes are an integral part of these statements.

                                                  Global Spill Management, Inc.
                                                               and Subsidiaries

                                          Consolidated Statements of Operations
                                                                    (Unaudited)
-------------------------------------------------------------------------------


Three months ended March 31,                                                            1998                 1997
-------------------------------------------------------------------------------------------------------------------


Revenues                                                                     $            -             $        -
-------------------------------------------------------------------------------------------------------------------


Costs and expenses
  Selling, general and administrative expenses                                        56,234                    -
-------------------------------------------------------------------------------------------------------------------


Total costs and expenses                                                              56,234                    -
-------------------------------------------------------------------------------------------------------------------


(Loss) from operations                                                               (56,234)                   -

(Loss) from debt forgiveness, net of administrative costs                                  -              (14,710)
-------------------------------------------------------------------------------------------------------------------


Net (loss)                                                                   $       (56,234)       $     (14,710)
-------------------------------------------------------------------------------------------------------------------


Net (loss) per share                                                         $          (.02)       $        (.01)

Weighted average number of common shares outstanding                               3,478,597            2,649,202
-------------------------------------------------------------------------------------------------------------------



               The accompanying notes are an integral part of these statements.

                                                 Global Spill Management, Inc.
                                                              and Subsidiaries

                                         Consolidated Statements of Cash Flows
                                                                   (Unaudited)

-------------------------------------------------------------------------------



Nine months ended March 31,                                                             1998                 1997
-------------------------------------------------------------------------------------------------------------------


Cash flows from operating activities
  Net (loss) income                                                          $       (99,762)       $   1,569,672
  Adjustments to reconcile net (loss) income to
    net cash (used in) operating activities
      Non-cash litigation settlement                                                  50,000                    -
      Gain from debt forgiveness                                                           -           (1,569,672)
      (Decrease) in liabilities
        Accounts payable and accrued expenses                                       (129,882)            (278,454)
-------------------------------------------------------------------------------------------------------------------


Net cash (used in) operating activities                                             (179,644)            (278,454)
-------------------------------------------------------------------------------------------------------------------


Cash flows from investing activities
  Sale of subsidiaries                                                                     -              805,000
-------------------------------------------------------------------------------------------------------------------


Cash flows from financing activities
  Borrowings (repayments) on line of credit, net                                           -             (855,000)
  (Repayments) of long-term debt                                                           -              (53,530)
  Issuance of common stock, net of expenses                                                -              481,500
  Proceeds from common stock receivable                                              220,000                    -
  Payments on notes payable, stockholder                                             (12,500)             (37,500)
-------------------------------------------------------------------------------------------------------------------


Net cash provided by (used in) financing activities                                  207,500             (464,530)
-------------------------------------------------------------------------------------------------------------------


Net increase (decrease) in cash                                                       27,856              (62,016)

Cash, at beginning of year                                                             2,111               62,016
-------------------------------------------------------------------------------------------------------------------


Cash, at end of year                                                         $        29,967        $           -
-------------------------------------------------------------------------------------------------------------------



                   See accompanying notes to consolidated financial statements.

                 Global Spill Management, Inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                                   Unaudited


1. The accompanying unaudited consolidated financial statements, which are for an interim period, do not include all disclosures provided in the annual consolidated financial statements. These unaudited consolidated financial statements should be read in conjunction with the consolidated financial statements and footnotes thereto contained in the Annual Report on Form 10-KSB for the year ended June 30, 1997 of Global Spill Management, Inc. ("Global"), as filed with the Securities and Exchange Commission. The June 30, 1997 balance sheet was derived from audited consolidated financial statements, but does not include all disclosures required by generally accepted accounting principles.

2. In the opinion of Global, the accompanying unaudited consolidated financial statements contain all adjustments (which are of a normal recurring nature) necessary for a fair presentation of the financial statements. The results of operations for the nine months and three months ended March 31, 1998 are not necessarily indicative of the results to be expected for the full year.

3. Per share data was calculated by dividing the net income (loss) by the weighted average number of shares outstanding during the period.

                                 Biofarm, Inc.
                   Unaudited Pro Forma Financial Statements
                   ----------------------------------------


On April 1, 1998, Global Spill Management, Inc. ("Global") entered into a Stock Purchase Agreement with Litchfield Continental, Ltd. ("Litchfield") to acquire 86.95% of the issued and outstanding shares of Biofarm, S.A. ("Biofarm"), a Romanian pharmaceutical company located in Bucharest, Romania. In consideration for the purchase of the shares of Biofarm, the Company has agreed to issue to Litchfield a convertible non-negotiable secured debenture (the "Note") in the principal sum of $6,434,681.

The Note provides that there is no interest due or payable on the principal sum and is non-negotiable and non-transferable. In addition, in lieu of repayment of the Note and subject to certain conditions precedent, the Note will provide that from time to time for a period of five (5) years from the date of the Note, the holder thereof may convert a portion, but not less than ten percent (10%), of the original principal sum into shares of the Company's Common Stock. The Note is convertible at the rate of 8.0% of the then issued and outstanding Common Stock of the Company for each ten percent of the principal sum of the Note that is converted. Therefore, and in accordance with the terms of the Note, if the entire principal sum of the Note is converted, the holder shall own eighty percent (80%) of the Company's issued and outstanding stock based upon the number of shares thereof outstanding as of the date of conversion.

Upon approval by the shareholders of Global, the Company will change its name to Biofarm, Inc.

Upon election of the new Board of Directors, the shareholders of Litchfield will have Board and management control of Global. Accordingly, for accounting purposes, Biofarm is considered the continuing entity. Therefore, the acquisition will be accounted for as a reverse purchase in accordance with generally acceptable accounting principles.

The consolidated balance sheet has been prepared based on the unaudited financial statements of Global and Biofarm at March 31, 1998 giving effect to the acquisition as if it had occurred on that date. The consolidated statements of income for the twelve months ended December 31, 1997 and the three months ended March 31, 1998 give effect to the acquisition as if it had occurred as of January 1, 1997, and 1998, respectively.

                                                                 Biofarm, Inc.
                                                      (Formerly Biofarm, S.A.)

                                          Pro Forma Consolidated Balance Sheet

                                                                (In Thousands)
-------------------------------------------------------------------------------


March 31,                                                                               1998
-----------------------------------------------------------------------------------------------

                                           Biofarm, S.A.          Global           Pro Forma
                                             As Reported     As Reported       Balance Sheet
------------------------------------------------------------------------------------------------
Assets

Current assets
     Cash and cash equivalents              $        399        $     30         $       429
     Receivables, net                                557              --                 557
     Investments, net                              1,978              --               1,978
     Other current assets                            832              --                 832
-----------------------------------------------------------------------------------------------

Total current assets                               3,766              30               3,796

Property and equipment, net                        7,688              --               7,688
-----------------------------------------------------------------------------------------------

Total assets                                $     11,454        $     30         $    11,484
-----------------------------------------------------------------------------------------------

Liabilities and Stockholders' Equity

Payables                                    $      1,899        $     19         $     1,918
Other current liabilities                            236              --                 236
-----------------------------------------------------------------------------------------------

Total current liabilities                          2,135              19               2,154
-----------------------------------------------------------------------------------------------

Stockholders' equity                               9,319              11               9,330
-----------------------------------------------------------------------------------------------

Total liabilities and
     stockholders' equity                   $     11,454        $     30         $    11,484
-----------------------------------------------------------------------------------------------

                                                                 Biofarm, Inc.
                                                      (Formerly Biofarm, S.A.)

                                    Pro Forma Consolidated Statement of Income

                                     (In Thousands, Except for Per Share Data)

-------------------------------------------------------------------------------

Twelve months ended December 31, 1997
-----------------------------------------------------------------------------------------------------------------------


                                                                                                           Pro Forma
                                                                                                           Statement
                                                                 Biofarm, S.A.            Global           of Income
-----------------------------------------------------------------------------------------------------------------------
Total revenues                                             $             6,752     $           --     $        6,752

Cost of revenues                                                         4,538                 --              4,538
-----------------------------------------------------------------------------------------------------------------------

Gross profit                                                             2,214                 --              2,214

Operating expenses                                                         839                224              1,063
-----------------------------------------------------------------------------------------------------------------------

Income (loss) from operations                                            1,375               (224)             1,151

Other income (expense)                                                    (359)                --               (359)
-----------------------------------------------------------------------------------------------------------------------

Income (loss) before income
     taxes                                                               1,016               (224)               792

Taxes on income                                                            257                 --                257
-----------------------------------------------------------------------------------------------------------------------

Net income (loss)                                          $               759     $         (224)    $          535
-----------------------------------------------------------------------------------------------------------------------

Basic income (loss) per common share                                               $         (.01)    $          .03
-----------------------------------------------------------------------------------------------------------------------

Weighted average common
     shares and equivalents outstanding                                                19,771,430         19,771,430
-----------------------------------------------------------------------------------------------------------------------

                                                                 Biofarm, Inc.
                                                      (Formerly Biofarm, S.A.)

                                    Pro Forma Consolidated Statement of Income
                                         (In Thousands, Except Per Share Data)

-------------------------------------------------------------------------------


                                                                                                               F-25
Three months ended March 31, 1998
-----------------------------------------------------------------------------------------------------------------------

                                                                                                           Pro Forma
                                                                                                           Statement
                                                                 Biofarm, S.A.           Global            of Income
-----------------------------------------------------------------------------------------------------------------------

Total revenues                                             $             2,513     $           --     $        2,513

Cost of revenues                                                         1,905                 --              1,905
-----------------------------------------------------------------------------------------------------------------------

Gross profit                                                               608                 --                608

Operating expenses                                                         441                 56                497
-----------------------------------------------------------------------------------------------------------------------

Income (loss) from operations                                              167                (56)               111

Other income                                                                36                 --                 36
-----------------------------------------------------------------------------------------------------------------------

Income (loss) before income
     taxes                                                                 203                (56)               147

Taxes on income                                                            148                 --                148
-----------------------------------------------------------------------------------------------------------------------

Net income (loss)                                          $                55     $          (56)    $           (1)
-----------------------------------------------------------------------------------------------------------------------

Basic income (loss) per common share                                               $           --     $           --
-----------------------------------------------------------------------------------------------------------------------

Weighted average common
     shares and equivalents outstanding                                                20,326,317         20,326,317
-----------------------------------------------------------------------------------------------------------------------


Coopers         Coopers & Lybrand Romania     12. Domnita Ruxandra Str     telephone (401)-2109842
& Lybrand       Audit & Accountants srl       Sector 2                     (401)-2109532
                RC J40/1172211993             RO 72129                     (401)-2109533
                CF R4282940                   Bucharest, Romania           (401)-2109329

                                                                           faximile (401)-2107773

To the Board of Directors and Stockholders of BIOFARM S.A.
99 Logofat Tautu St.
Bucharest 3, Romania

                      Report of Independent Accountants
                      ---------------------------------

We have audited the balance sheets of BIOFARM S.A. as of December 31, 1997, 1996 and 1995, and the related statements of earnings, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997, as set out on pages 2 to 16. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

Except as discussed in the following paragraph, we conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

We did not observe the physical inventories as of December 31, 1996, 1995 and 1994 since those dates were prior to our appointment as auditors of the Company. As discussed in the following paragraph, we were able to satisfy ourselves by other auditing procedures as to the inventory quantities on hand as of December 31, 1996. Inventory amounts as of December 31, 1995 and 1994 enter into the determination of Cost of Sales for the years ended December 31, 1996 and 1995.

In our report dated May 6, 1998, we expressed an opinion that the December 31, 1997 financial statements might not have presented fairly, in all material respects, the financial position as of December 31, 1996 and the results of operations and cash flows for the year ended December 31, 1997, as we had not observed the physical inventory as of December 31, 1996. Subsequently, we have satisfactorily completed alternative procedures on inventory records and movements for the period January 1, 1997 through December 31, 1997. Accordingly, our present opinion on the financial position as of December 31, 1996 and the results of operations and cash flows for the year ended December 31, 1997, as presented herein, is different from that expressed in our previous report.

In our opinion, except for the effects of such adjustments, if any, as might have been determined to be necessary had we been able to observe the physical inventories as of December 31, 1995 and 1994, the financial statements referred to above present fairly, in all material respects, the financial position of BIOFARM S.A. as of December 31, 1997, 1996 and 1995, and the results of its operations and its cash flows for the three years in the period ended December 31, 1997, in conformity with United States generally accepted accounting principles.

Bucharest
June 5, 1998       /s/ Coopers & Lybrand                      Coopers & Lybrand
                   ---------------------

                          BIOFARM S.A. Balance Sheet
                             (all figures in USD)

                                       Note    31 Dec.     31 Dec.     31 Dec.
                                                1997        1996        1995
Assets
Cash and cash equivalent                 2     144,492       89,108      67,100
Receivables, net                         3     318,396      207,604     217,185
Inventories, net                         4   1,838,869    1,387,502   1,913,069
Other current assets                     5     942,271      271,765     479,553
                                             ---------    ---------   ---------
Total current assets                         3,244,028    1,955,979   2,676,907

Property plant and equipment,
 at cost or valuation
Buildings and buildings equipment        6   6,685,484    1,686,496   1,686,496
Machinery and equipment                      4,419,701    3,874,631   3,849,188
Construction in progress                        17,193       79,049      57,050
Less accumulated depreciation               (3,331,849)  (3,835,130) (3,620,516)
                                            ----------    ---------   ---------
                                             7,790,529    1,805,046   1,972,218
                                            ----------    ---------   ---------
Ttoal assets                                11,034,557    3,761,025   4,649,125
                                            ----------    ---------   ---------
Liabilities
Short term borrowings                    7           0       92,709     317,088
Accounts payable                         8   1,589,615    1,686,785   1,401,895
Other liabilities                               48,358       25,168      55,045
Taxes except tax on profit                     131,976       73,085      75,263
Tax on profit                                        0            0           0
                                            ----------    ---------   ---------
Dividends payable                                    0       65,641     108,041
Total current liabilities                    1,769,949    1,943,388   1,957,332
                                            ----------    ---------   ---------

Long term debts                                      0            0           0
                                            ----------    ---------   ---------
Total liabilities                            1,769,949    1,943,388   1,957,332

Stockholders' Equity
Common stock                             9   5,375,790    5,375,790   5,375,790
Additional paid in capital              10     697,482            0           0
Revaluation reserve                          5,991,024            0           0
Retained losses                             (2,799,688)  (3,558,153) (2,683,997)
                                            ----------    ---------   ---------
Total stockholder's equity                   9,264,608    1,817,637   2,691,793
Total liabilities and stockholders'
 equity                                     11,034,557    3,761,026   4,649,125
                                            ----------    ---------   ---------

The accompanying notes form an integral part of these financial statements and should be read in conjunction therewith.

                      BIOFARM S.A. Statement of Earnings
                             (all figures in USD)


                                        Year ended           Year ended       Year ended
                                      31 Dec. 1997         31 Dec. 1996     31 Dec. 1995

Operating revenues                       6 751 699             6 008 157        7 227 953
Cost of sales
 Materials and energy                   (2 788 227)           (3 605 075)      (3 845 409)
 Labor                                  (1 311 011)           (1 305 207)      (1 483 538)
 Depreciation                             (380 992)             (279 379)        (214 614)
 Others                                    (57 272)             (112 685)        (350 496)
                                           --------             ---------        ---------
                                        (4 537 502)           (5 302 346)      (5 894 057)

Gross profit                             2 214 197               705 811        1 333 896

Marketing, administration and
research costs
  Administration expense (note 14)        (544 600)           (1 003 330)      (1 217 737)
  Marketing expense                       (140 783)              (42 558)         (18 848)
  Transport expense                       (112 620)              (86 056)         (29 988)
  Research costs                           (40 837)               (2 699)            (905)
                                           -------                -------            -----
                                          (838 840)           (1 134 643)      (1 267 478)

Operating income/(loss)                  1 375 357              (428 832)          66 418

Interest and other debt expense, net       (50 154)              (97 733)        (108 630)
Loss from translation and exchange        (309 302)             (347 591)        (216 849)
                                          ---------             ---------        ---------
Earnings/(loss) before income taxes      1 015 901              (874 156)        (259 061)
Provision for income taxes (note 15)      (257 436)                    0                0
                                          ---------                    -                -
Net earnings/(loss)                        758 465              (874 156)        (259 061)
                                           =======               =======         ========
Dividends                                        -                     -           59 558
                                                                                 --------
Earnings per share (note 16)                 0.084               (0.097)           (0.029)

The accompanying notes form an integral part of these financial statements and should be read in conjuction therewith.

                     BIOFARM S.A. Statement of Cash Flows
                             (all figures in USD)
-------------------------------------------------------------------------------



                                                                   Year Ended     Year Ended    Year Ended
                                                                 31 Dec. 1997   31 Dec. 1996   31 Dec. 1995


Cash flows from operating activities

Net earnings/(loss)                                                   758 465       (874 156)      (259 061)

Adjustments to reconcile net earnings to net cash
Depreciation                                                          380 992        279 379        214 614
Loss from translation and exchange rate                               160 147        347 591        216 849

Changes in assets and liabilities
Receivables                                                          (110 792)         9 581        160 366
Inventory                                                            (451 367)       525 567       (386 433)
Other current assets                                                 (670 506)       207 714       (185 166)
Accounts payables                                                     (97 170)       284 890        682 482
Other current liabilities                                              82 081        (32 055)      (114 007)
                                                                       ------        --------      ---------
Net cash provided by operating activities                              51 850        748 511        329 644

Cash used in investing activities
Capital expenditure                                                  (375 451)      (112 133)      (298 102)

Cash used in financing activities

Net (repayment)/increase of short term borrowings                     (92 709)      (224 379)        91 730
Additional paid in capital                                            697 482              0             0
Dividends paid                                                        (65 641)       (42 400)            0

Effect of translation and exchange rate changes                      (160 147)      (347 591)      (216 849)
                                                                     ---------      ---------      ---------
                                                                       55 384         22 008        (93 577)
Cash and cash equivalents (note 2)
(Decrease)/ Increase                                                   55 384         22 008        (93 577)
Balance at beginning of year                                           89 108         67 100        160 677
Balance at end of year                                                144 492         89 108         67 100

The accompanying notes form an integral part of these financial statements and should be read in conjunction therewith.
                                     F-29


                BlOFARM S.A. Statement of Stockholders' Equity
                             (all figures in USD)
-------------------------------------------------------------------------------

                                                                      Additional                               Total
                                      Common           Retained          paid in      Revaluation      stockholder's
                                       stock             losses          capital          reserve             equity
Balance, January 1, 1995           5 375 790         (2 365 378)              -                 -          3 010 412

Net loss                                               (259 061)                                            (259 061)
  Dividends declared                                    (59 558)                                             (59 558)

  Balance, 12/31/1995              5 375 790         (2 683 997)              -                 -          2 691 793

  Net loss                                             (874 156)                                            (874 156)
  Dividends declared                                          -                                                    -

  Balance, 12/31/1996              5 375 790         (3 558 153)              -                 -          1 817  637

Net earnings                                            758 465                                              758 465

Dividends declared                                            -                                                    -

Additional paid in capital                                              697 482                              697 482

Revaluation of buildings                                                                5 991 024          5 991 024

Balance, 12/31/1997               5 375 790          (2 799 688)        697 482         5 991 024          9 264 608

BIOFARM S.A.
Notes to the Financial Statements (all figures in USD)
-------------------------------------------------------------------------------

1.      Summary of Significant Accounting Policies:

The Financial Statements have been prepared in accordance with United States generally accepted accounting principles. A summary of the most important accounting policies is set out below.

Basis of preparation:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of operating revenues and expenses during the reporting periods. Actual results could differ from those estimates.

The financial statements are prepared in accordance with the historical cost convention modified by the revaluation of certain fixed assets. The underlying accounting records maintained in conformity with Romanian accounting legislation have been restated to reflect significant differences between Romanian legislation and United States generally accepted accounting principles.

Currency translation:

The Company operates in a hyper-inflationary economy. In accordance with FAS 52, the financial statements have been remeasured into the reporting currency, namely USD. Monetary assets and liabilities are translated into USD at a current exchange rate. Non monetary assets and liabilities are translated into USD at appropriate historical rates of exchange. Revenues and expenses are translated at their date of recognition; in practice using an average monthly exchange rate. The gain or loss from the net monetary position is accounted for in the statement of earnings.

Cash and cash equivalents:

Cash equivalents include demand deposits with banks and all highly liquid investments with original maturity of three months or less.

Inventories:

Inventories are stated at lower of cost or market. The weighted average method is used to cost substantially all domestic inventories, except for finished goods which are valued using the first-in, first out ("FIFO") method. Where necessary provision is made for obsolete, slow moving and defective stocks.

BIOFARM S.A.
Notes to the Financial Statements (all figures in USD)
-------------------------------------------------------------------------------

Trade receivables:

Trade receivables are stated at their estimated realizable value, after provision for doubtful accounts.

Fixed assets cost and depreciation:

All BIOFARM fixed assets were revalued in accordance with Romanian Government ordinance no. 500 from June 1994 (a specific ordinance with the object of restating fixed assets to counter the effect of hyper-inflation existing in Romania). As a result fixed assets have been restated in terms of their historical cost in US dollar terms as of their date of purchase (for fixed assets acquired after June 1994) or their US dollar equivalent of revalued cost in accordance with Government Ordinance 500 (for those fixed assets acquired before June 1994).

Additionally, a full valuation of the company's' buildings has been made by an independent professional qualified valuer. The basis and results are explained in note 5.

Depreciation is recorded by the straight-line method using the following economic useful lives.

                                                            Useful life (years)

Buildings                                                           30 - 40
Equipment                                                            8 - 10
Motor vehicles                                                            5

Research costs:

Any research and development costs are charged to expenses as incurred.

Taxation:

Income tax is recorded in accordance with the liability falling due, as calculated in accordance with Romanian legislation. Deferred tax liabilities are recorded if appropriate using the balance sheet liability method. Deferred tax assets are not accounted for on the grounds of prudence and uncertainty of future tax legislation.

Intangible assets:

Intangible assets such as brands, patents and trademarks have been developed internally, and are not included in the balance sheet.

BIOFARM S.A.
Notes to the Financial Statements (ail figures in USD)
-------------------------------------------------------------------------------
Revenue recognition:

Costs and revenues are included in the income statement at the date at which legal title to the goods changes hands. The full transaction value is recorded in the financial statements at the date of transfer of title to the goods concerned.

Exchange rate information

The principal currency in which the Company does business is the Romanian Lei ("ROL"). The evolution of the ROL/US Dollar exchange rate is summarized below:

Exchange rate                               ROL/USD

December 31, 1994                             1,767

December 31, 1995                             2,578

December 31, 1996                             4,035

December 31, 1997                             8,023

May 31, 1998                                  8,511

BIOFARM S.A.
Notes to the Financial Statements (all figures in USD)
-------------------------------------------------------------------------------

2.       Cash and cash equivalents

Cash and cash equivalents consist of the following:

Description                      31 Dec. 1997      31 Dec. 1996     31 Dec. 1995

Cash in bank, ROL                     117 419            67 769            9 144

Cash in bank, hard currency            12 020            18 646           45 333

Cash in hand, ROL                           9             2 039           11 163

Other cash equivalents, ROL            15 044               654            1 460

TOTAL                                 144 492            89 108           67 100

3.       Trade receivables

Trade receivables are presented net of provisions:

Description                      31 Dec. 1997      31 Dec. 1996    31 Dec. 1995

Domestic customers                    237 657           161 902         146 862

Foreign customers                      98 384            52 895          90 542

Less provisions for doubtful debt     (17 645)           (7 193)        (20 219)

TOTAL                                 318 396           207 604         217 185

Foreign customers are represented by Romanian trading companies which export BIOFARM's products. Their debt to BIOFARM is denominated in hard currency.

BIOFARM S.A.
Notes to the Financial Statements (all figures in USD)
-------------------------------------------------------------------------------

4.       Inventories

Inventories, net of provisions, are made up as follows:

Description                 31 Dec. 1997       31 Dec. 1996      31 Dec. 1995

Raw material                     692 728            567 533           866 318
Packaging                        324 279            320 000           505 395
Finished goods                   634 448            278 771           358 694
WIP                              140 262             76 039            96 210
Other stocks                      47 152            145 159            86 452

TOTAL                          1 838 869          1 387 502         1 913 069

Provisions for inventory are based on an aging analysis of inventory, comparing usage and use by date by product and by batch, and a comparison of cost with net realizable value.

5.       Other current assets

Other current assets are made up as follows:

Description                    31 Dec. 1997       31 Dec. 1996      31 Dec. 1995

Advances to domestic suppliers      129 927            124 013           174 145
Advances to foreign suppliers       712 500                  0                 0
Tax on profits paid in advance       33 301             35 325           142 538
Other                                33 242            112 427           162 870

TOTAL                               908 970            271 765           479 553

The principal other current asset as of December 31, 1997 consists of an advance payment of USD 712,500 for raw materials to be imported.

Tax on profits paid in advance can be carried forward indefinitely and offset against future tax liabilities, or reclaimed from the tax authorities.

BlOFARM S.A.
Notes to the Financial Statements (all figures in USD)
-------------------------------------------------------------------------------

6.       Buildings

The Company's buildings were valued as of June 30, 1997 at depreciated replacement cost. These valuations were performed by SC Inter-Ex Consulting S.R.L., an accredited valuation company, member of the National Association of Romanian Evaluators. The revaluation of buildings has been included in the financial statements at December 31, 1997. This is permitted by AICPA Accounting Principles Board Opinion no. 6, as the Company operates under conditions of serious inflation and currency devaluation, and the historical ROL cost records and USD/ROL exchange rates do not permit the establishment of a fair USD equivalent cost.

The restated historical cost and revaluation of buildings is disclosed below (gross book value):

                                                                 June 30, 1997

Restated historical cost                                             1 686 496
Accumulated depreciation                                            (1 032 981)
Revaluation write up                                                 5 991 024

Valuation June 30, 1997                                              6 644 539

Acquisitions July to December 1997                                      40 945
Depreciation July to December 1997                                     (94 085)

Revalued net value December 31, 1997                                 6 591 399

7.       Short term borrowings

Description                       31 Dec. 1997    31 Dec. 1996    31 Dec. 1995

Short term loans                            0               0          147 401
Overdraft                                   0          92 709          169 687

TOTAL                                       0          92 709          317 088

Between January 1996 and December 1997 BlOFARM S.A. concluded with its bank numerous credit agreements for ROL short term loans and overdraft facilities of varying amounts. Overdraft facilities have been arranged to finance BlOFARM's working capital requirements, whilst short term loans were arranged to finance BIOFARM's debt to RADET. As collateral BlOFARM S.A. had pledged its fixed assets.

BlOFARM S.A.
Notes to the Financial Statements (all figures in USD)
-------------------------------------------------------------------------------

The interest rates applied by the bank, for the year ended 31 December 1996 ranged between 48-50% p.a. The interest rates charged by the bank for the year ended 31 December 1997 ranged between 50-100% p.a..

8.       Accounts payable

Accounts payable as at 31 December 1996 and 31 December 1997 are split between domestic and foreign suppliers as follows

                      31 Dec. 1997          31 Dec. 1996          31 Dec. 1995

Domestic suppliers         558 508               499 092               744 310

Foreign suppliers          149 057               412 080               114 940

RADET (domestic)           882 050               775 613               542 645

TOTAL                    1 589 615             1 686 785             1 401 895

RADET is the supplier to BIOFARM S.A. of steam and hot water. RADET invoices the services to BIOFARM S.A. on a monthly basis. The contract with the supplier states precise penalties which are to be charged for any delays in payment. The contract in force as at 31 December 1997, concluded between RADET and BIOFARM as at 28 February 1997 states penalties of 0.2% for any day of delay in payment. BIOFARM signed the contract with reserve due to difficulties in measurement of real consumption. The previous contract valid until February 1997, stipulated penalties of 0.15% per day of delay in payment.

BIOFARM is in litigation with RADET for outstanding debts. The balance at 31 December 1995, included USD 110,150 representing penalties invoiced by RADET. The balance at 31 December 1996, included USD 308,613 representing penalties invoiced by RADET. As at 31 December 1997 the balance of RADET of USD 882,050 includes no penalties, as the Company is negotiating a settlement under which all penalties will be forgiven, see note 18.

BIOFARM S.A.
Notes to the Financial Statements (ail figures in USD)
-------------------------------------------------------------------------------

9.       Common stock

Common stock as at December 31, 1997 consists of 9,015,200 authorized and issued shares having a nominal value of ROL 1,000 per share, following a 25 for 1 share split. As at 31 December 1995 and 31 December 1996 common stock consisted of 360,608 authorized and issued shares with a nominal value of ROL 25,000 per share.

Both at 31 December 1996 and 30 June 1997 the registered shareholders of BIOFARM S.A. were the State Ownership Fund (SOF) with 40% and Individual shareholders with 60%.

On 27 June 1997 the State Ownership Fund entered into a sale purchase contract with Shapiro Bancorp LLC, Carson City, Nevada, USA for the sale of the SOF's 40% holding to Shapiro Bancorp LLC. Ownership was transferred to the buyer after payment on 20 August 1997.

The General Meeting of Shareholders, held on April 14, 1998, approved the issue of 27,045,600 new shares at their nominal value of ROL 1,000 each with pre-emptive subscription rights for shareholders registered as of April 3, 1998. 30% of the value of shares subscribed must be paid by June 15, 1998, while the balance must be paid by December 31, 1998.

10.      Additional paid in capital

Under the terms of the sale purchase agreement with the SOF, subsequent to the purchase by Shapiro Bancorp LLC of 40% of the shares of the Company, the SOF made a cash capital grant to the Company of ROL 5,595,900,000. These funds are to be used, in agreement with the SOF, for the repayment of certain obligations of the Company and for additional investments in the Company's facilities.

11.      Dividends

For the year ended 31 December 1995 dividends amounting to USD 59,558 were proposed. For the year ended December 31, 1996 no dividends were proposed, due to statutory loss obtained by BIOFARM S.A. No dividends are proposed for the year ended December 31, 1997.

BIOFARM S.A.
Notes to the Financial Statements (all figures in USD)
-------------------------------------------------------------------------------

12.      Capital commitments

Under the terms of contract number 975, dated 27 June 1997, between the State Ownership Fund and Shapiro Bancorp LLC, the latter are required to follow an investment program between 1997 and 2001.

Required capital expenditure is as follows

Year                                     Currency  Capital expenditure required

1997                                      USD                           665 000
1998                                      USD                         1 610 000
1999                                      USD                        14 091 000
2000                                      USD                        10 695 000
2001                                      USD                         7 970 000
TOTAL                                     USD                        35 031 000
Investments for environment protection    USD                         1 300 000
GRAND TOTAL                               USID                       36 331 000

Non compliance with this investment program will result in a penalty of 30% of any required expenditure not made, calculated annually on a cumulative basis, payable by Shapiro Bancorp LLC to the State Ownership Fund.

The agreement allows Shapiro Bancorp LLC and the SOF to modify the investment program by mutual consent.

13.      Land

I

BIOFARM S.A. does not yet have ownership deeds for the land occupied by the company. The land used by the Company has a total surface area of some 25,212 square meters. Under Romanian law, State owned and formerly State owned companies are entitled to ownership of land used, subject to the fulfillment of certain administrative procedures. If the ownership deeds for land are first requested by the Company, then granted, additional common stock will be issued to the SOF as consideration. Under the terms of its sales purchase agreement with the SOF, Shapiro Bancorp LLC appears to have the right/obligation to purchase from the SOF the resulting new shares, at a price to be established. Management considers that following the relevant administrative procedures, approximately 1,050,000 new shares would be issued as consideration for land title. In the absence of land title, the Company pays a nominal land tax to the Romanian Government.

BIOFARM S.A. requested a valuation for the land. This valuation was performed by SC Inter-Ex Consulting S.R.L., an accredited valuation company, member of the National Association of Romanian Valuators. The value of the land as at 30 June 1997 was assessed at USD 5,666,834.

BIOFARM S.A. Notes to the Financial Statements (all figures in USD)
-------------------------------------------------------------------------------

14.      Administration expenses

Administration expenses for 1997 are stated net of USD 308,613 of provisions for penalties recorded as due to RADET as at December 31, 1996, see notes 8 and 18.

15.      Taxation

Income taxes for 1997 represent the tax due on 1997 income, after offset of ROL 1.9 billion of tax losses brought forward from prior years. The tax charge is computed at the current statutory rate of 38%. Potential deferred tax assets on timing differences, including restatements with a potential tax effect, are not significant.

16.      Earnings per share

Earnings per share for 1997, 1996 and 1995 have been computed on the basis of the 9,015,200 shares authorized and issued as at December 31,1997 following the 25 for 1 share split made during 1997.

17.      Post balance sheet events

On November 19, 1997 the Company made an advance payment of USD 700,000 to a foreign supplier of raw materials, and on December 2, 1997 made a further advance payment of USD 12,500 to the same supplier. Under the regulations of the Romanian National Bank, raw materials that have been paid for in advance must be received in Romania no later than 75 days from the date of the advance payment. In the minutes, dated March 6, 1998, of a control carried out by the Romanian Ministry of Finance, penalties of ROL 862,634,650 (some USD 100,000) were assessed on the Company, and the Company was given a period of one month to bring the goods into the country or to receive repayment of the advances. The Company received a repayment of USD 300,000 on March 13, 1998. Although the penalties have been paid by the Company, the Company is contesting its liability.

BIOFARM S.A.
Notes to the Financial Statements (all figures in USD)

18.      Contingencies

a) RADET, the supplier to the company of steam and hot water, is claiming penalties as of December 31, 1997 of ROL 3,137 billion (some USD 391,000) for late payment of amounts due by the Company. At the same time, the Company is claiming that the amounts invoiced by RADET were calculated incorrectly, and therefore are excessive. From April 1998, the Company installed its own thermal station to generate its own steam and hot water, which should be functional by June 1998. Preliminary negotiations between RADET and the Company indicate that RADET will drop all claims to penalties provided that the Company agrees to pay the amounts invoiced, and that payment terms of up to one year could be agreed. In these circumstances, the Directors of the Company consider that no provision for penalties is required as of December 31, 1997.

b) On November 19, 1997 the Company made an advance payment of USD 700,000 to a foreign supplier of raw materials, and on December 2, 1997 made a further advance payment of USD 12,500 to the same supplier, using part of the funds received from the SOF In the minutes, dated March 6, 1998, of a control carried out by the Romanian Ministry of Finance, it is stated that the Company had obligations of ROL 1,448,981,425 (some USD 180,000), at the date of receipt of the funds from the SOF, that should have been paid using the funds received from the SOF In consequence, the Romanian Ministry of Finance has assessed a fine on the Company of ROL 1,448,981,425. The Company is contesting this fine, Management considers that the Company's case is very good and consequently, no provision has been made for this in the accounts.

                          BIOFARM S.A. Balance Sheet
                             (all figures in USD)
-------------------------------------------------------------------------------

Assets

                                                      Note              Dec.31,1997             March3l, 1998

Cash and cash equivalent                               2                     144 492                  399 477
Receivables, net                                       3                     318 396                  556 681
Inventories, net                                       4                   1 838 869                1 977 760
Other current assets                                   5                     942 271                  831 924
                                                                             -------                  --------
Total current assets                                                       3 244 028                3 765 842

Property plant and equipment, at cost or valuation

Buildings and buildings equipment                      6                   6 685 484                6 685 484
Machinery and equipment                                                    4 419 701                4 420 012
Construction in progress                                                      17 193                   44 472
Less accumulated depreciation                                             (3 331 849)              (3 461 603)
                                                                          ----------                ----------
                                                                           7 790 529                7 688 365
                                                                          ----------                ---------

Total assets                                                              11 034 557               11 454 207
                                                                          ==========               ==========
Liabilities

Short term borrowings                                                             0                         0
Accounts payable                                       7                  1 589 615                 1 899 182
Other liabilities                                                            48 358                   100 472
Taxes except tax on profit                                                  131 976                    23 166
Tax on profit                                                                     0                   111 931
Dividends payable                                                                 0                         0
                                                                                  -                         -
Total current liabilities                                                 1 769 949                 2 134 751

Long term debts                                                                   0                         0
                                                                                  -                         -
Total liabilities                                                         1 769 949                 2 134 751
                                                                          ---------                 ---------
 Stockholders' Equity

 Common stock                                           8                 5 375 790                  5 375 790
 Additional paid in capital                             9                   697 482                    697 482
 Revaluation reserve                                                      5 991 024                  5 991 024
 Retained losses                                                         (2 799 688)                (2 744 840)
                                                                          ---------                  ---------
 Total stockholder's equity                                               9 264 608                  9 319 456
                                                                          ---------                  ----------
 Total liabilities and stockholders' equity                              11 034 557                 11 454 207
                                                                         ==========                 ==========

The accompanying notes form an integral part of these financial statements and should be read in conjunction therewith.

                      BIOFARM S.A. Statement of Earnings
                             (all figures in USD)
-------------------------------------------------------------------------------

                                                                  Year ended          Three months ended
                                                                 Dec.31,1997              March 31, 1998
Operating revenues                                                6 751 699                   2 513 380
Cost of sales
Materials and energy                                             (2 788 227)                 (1 308 572)
Labor                                                            (1 311 011)                   (436 457)
Depreciation                                                       (380 992)                   (129 754)
Others                                                              (57 272)                    (30 114)
                                                                     ------                      ------
                                                                 (4 537 502)                 (1 904 897)
Gross profit                                                      2 214 197                     608 483

Marketing, administration and research costs

Administration expense (note 13)                                   (544 600)                   (329 377)
Marketing expense                                                  (140 783)                    (67 375)
Transport expense                                                  (112 620)                    (30 531)
Research costs                                                      (40 837)                    (13 500)
                                                                     ------                      ------
                                                                   (838 840)                   (440 783)
Operating income/(loss)                                           1 375 357                     167 700

Interest and other debt expense, net                                (50 154)                     11 784
Loss from translation and exchange                                 (309 302)                     23 727
                                                                    -------                      ------
Earnings/(loss) before income taxes                               1 015 901                     203 211
Provision for income taxes (note 14)                               (257 436)                   (148 363)
                                                                    -------                     -------
Net earnings/(loss)                                                 758 465                      54 848
                                                                    =======                     =======
Dividends

Earnings per share (note 15)                                          0.084                       0.006

The accompanying notes form an integral part of these financial statements and should be read in conjunction therewith.

                     BIOFARM S.A. Statement of Cash Flows
                             (all figures in USD)
-------------------------------------------------------------------------------

                                                                     Year ended           Three months
                                                                  Dec. 31, 1997                  ended
                                                                                        March 31, 1998
Cash flows from operating activities

Net earnings/(loss)                                                     758 465                 54 848

Adjustments to reconcile net earnings to net cash

 Depreciation                                                           380 992                129 754
 Loss/(Gain) from translation and exchange rate                         160 147                (23 727)

Changes in assets and liabilities
 Receivables                                                           (110 792)              (238 285)
 Inventory                                                             (451 367)              (138 891)
 Other current assets                                                  (670 506)               110 347
 Accounts payables                                                      (97 170)               309 567
 Other current liabilities                                               82 081                 55 235
                                                                         ------                 ------
Net cash provided by operating activities                                51 850                258 848
Cash used in investing activities
 Capital expenditure                                                   (375 451)               (27 590)

Cash used in financing activities

Net (repayment)/increase of short term borrowings                       (92 709)                     0
Additional paid in capital                                              697 482                      0
Dividends paid                                                          (65 641)                     0
Effect of translation and exchange rate changes                        (160 147)                23 727
                                                                       --------                 ------
                                                                         55 384                 23 727
Cash and cash equivalents (note 2)
(Decrease)/Increase                                                      55 384                254 985
Balance at beginning of year                                             89 108                144 492
Balance at end of year                                                  144 492                399 477

The accompanying notes form an integral part of these financial statements and should be read in conjunction therewith.

                BIOFARM S.A. Statement of Stockholders' Equity
                             (all figures in USD)
-------------------------------------------------------------------------------

                                                                          Additional                                Total
                                         Common            Retained          paid in          Revaluation    stockholders'
                                          stock              losses          capital              reserve          equity

Balance, 12/31/1996                   5 375 790          (3 558 153)               -                    -       1 817 63

Net earnings                                                758 465                                                75 848

Dividends declared                                                -

Additional paid in capital                                                    697 482                             697 482

Revaluation of buildings                                                                         5 991 024      5 991 024

Balance, 12/31/1997                   5 375 790          (2 799 688)          697 482            5 991 024      9 264 60

Net earnings                                                 54 848                                                54 84

Balance, 12/31/1997                   5 375 790          (2 744 840)          697 482            5 991 024      9 319 456


BIOFARM S.A.
Notes to the Financial Statements (all figures in USD)
-------------------------------------------------------------------------------

1.  Summary of Significant Accounting Policies:

The Financial Statements have been prepared in accordance with United States generally accepted accounting principles. A summary of the most important accounting policies is set out below.

Basis of preparation:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of operating revenues and expenses during the reporting periods. Actual results could differ from those estimates.

The financial statements are prepared in accordance with the historical cost convention modified by the revaluation of certain fixed assets. The underlying accounting records maintained in conformity with Romanian accounting legislation have been restated to reflect significant differences between Romanian legislation and United States generally accepted accounting principles.

Currency translation:

The Company operates in a hyper-inflationary economy. In accordance with FAS 52, the financial statements have been remeasured into the reporting currency, namely USD. Monetary assets and liabilities are translated into USD at a current exchange rate. Non monetary assets and liabilities are translated into USD at appropriate historical rates of exchange. Revenues and expenses are translated at their date of recognition; in practice using an average monthly exchange rate. The gain or loss from the net monetary position is accounted for in the statement of earnings.

Cash and cash equivalents:

Cash equivalents include demand deposits with banks and all highly liquid investments with original maturity of three months or less.

Inventories:

Inventories are stated at lower of cost or market. The weighted average method is used to cost substantially all domestic inventories, except for finished goods which are valued using the first-in, first out ("FIFO") method. Where necessary provision is made for obsolete, slow moving and defective stocks.

BIOFARM S.A.
Notes to the Financial Statements (all figures in USD)
-------------------------------------------------------------------------------

Trade receivables:

Trade receivables are stated at their estimated realizable value, after provision for doubtful accounts.

Fixed assets cost and depreciation:

All BIOFARM fixed assets were revalued in accordance with Romanian Government ordinance no. 500 from June 1994 (a specific ordinance with the object of restating fixed assets to counter the effect of hyper-inflation existing in Romania). As a result fixed assets have been restated in terms of their historical cost in US dollar terms as of their date of purchase (for fixed assets acquired after June 1994) or their US dollar equivalent of revalued cost in accordance with Government Ordinance 500 (for those fixed assets acquired before June 1994).

Additionally, a full valuation of the company's' buildings has been made by an independent professional qualified valuer. The basis and results are explained in note 5.

Depreciation is recorded by the straight-line method using the following economic useful lives:

                                                           Useful life (years)

Buildings                                                              30 - 40
Equipment                                                               8 - 10
Motor vehicles                                                               5

Research costs:

Any research and development costs are charged to expenses as incurred.

Taxation:

Income tax is recorded in accordance with the liability falling due, as calculated in accordance with Romanian legislation. Deferred tax liabilities are recorded if appropriate using the balance sheet liability method. Deferred tax assets are not accounted for on the grounds of prudence and uncertainty of future tax legislation.

Intangible assets:

Intangible assets such as brands, patents and trademarks have been developed internally, and are not included in the balance sheet.

BIOFARM S.A.
Notes to the Financial Statements (all figures in USD)
-------------------------------------------------------------------------------

Revenue recognition:

Costs and revenues are included in the income statement at the date at which legal title to the goods changes hands. The full transaction value is recorded in the financial statements at the date of transfer of title to the goods concerned.

Exchange rate information

The principal currency in which the Company does business is the Romanian Lei ("ROL"). The evolution of the ROL/US Dollar exchange rate is summarized below:

Exchange rate                 ROL/USD

December 31, 1994             1,767

December 31, 1995             2,578

December 31, 1996             4,035

December 31, 1997             8,023

March 31,1998                 8,490

May 31, 1998                  8,511

ROL/USD

BIOFARM S.A.
Notes to the Financial Statements (all figures in USD)
-------------------------------------------------------------------------------

2.       Cash and cash equivalents

Cash and cash equivalents consist of the following:

Description                            Dec. 31, 1997            March 31, 1998

Cash in bank, ROL                            117 419                    59 684
Cash in bank, hard currency                   12 020                   327 820
Cash in hand, ROL                                  9                     4 688
Other cash equivalents, ROL                   15 044                     7 285

TOTAL                                        144 492                   399 477

3.       Trade receivables

Trade receivables are presented net of provisions:


Description                            Dec. 31, 1997            March 31, 1998

Domestic customers                           237 657                   372 832
Foreign customers                             98 384                   200 523
Less provisions for doubtful debts           (17 645)                  (16 674)

TOTAL                                        318 396                   556 681

Foreign customers are represented by Romanian trading companies which export BIOFARM's products. Their debt to BIOFARM is denominated in hard currency.

BIOFARM S.A.
Notes to the Financial Statements (all figures in USD)
-------------------------------------------------------------------------------
4.       Inventories

Inventories, net of provisions, are made up as follows:

Description                            Dec. 31, 1997            March 31, 1998

Raw material                                 692 728                    816 887
Packaging                                    324 279                    291 272
Finished goods                               634 448                    648 535
WIP                                          140 262                    208 488
Other stocks                                  47 152                     12 578

TOTAL                                      1 838 869                  1 977 760

Provisions for inventory are based on an aging analysis of inventory, comparing usage and use by date by product and by batch, and a comparison of cost with net realizable value.

5.       Other current assets

Other current assets are made up as follows:

Description                            Dec. 31, 1997             March 31, 1998

Advances to domestic suppliers               129 927                    135 454
Advances to foreign suppliers                712 500                    412 500
Tax on profits paid in advance                33 301                          0
VAT recoverable                                    0                    143 721
Other                                         33 242                    140 249

TOTAL                                        908 970                    831 924

Tax on profits paid in advance can be carried forward indefinitely and offset against future tax liabilities, or reclaimed from the tax authorities.

BIOFARM S.A.
Notes to the Financial Statements (all figures in USD)
-------------------------------------------------------------------------------

6.       Buildings

The Company's buildings were valued as of June 30, 1997 at depreciated replacement cost. These valuations were performed by SC Inter-Ex Consulting S.R.L., an accredited valuation company, member of the National Association of Romanian Evaluators. The revaluation of buildings has been included in the financial statements at March 31, 1998 and December 31, 1997. This is permitted by AICPA Accounting Principles Board Opinion no. 6, as the Company operates under conditions of serious inflation and currency devaluation, and the historical ROL cost records and USD/ROL exchange rates do not permit the establishment of a fair USD equivalent cost.

The restated historical cost and revaluation of buildings is disclosed below (gross book value):

                                                                 June 30, 1997

Restated historical cost                                             1 686 496
Accumulated depreciation                                            (1 032 981)
Revaluation write up                                                 5 991 024

Valuation June 30, 1997                                              6 644 539

Acquisitions July to December 1997                                      40 945
Depreciation July to December 1997                                     (94 085)

Revalued net value December 31, 1997                                 6 591 399

Depreciation 1998                                                      (55 712)

Revalued net value March 31, 1998                                    6 535 687

BIOFARM S.A.
Notes to the Financial Statements (all figures in USD)
-------------------------------------------------------------------------------
7.       Accounts payable

Accounts payable as at 31 December 1996 and 31 December 1997 are split between domestic and foreign suppliers as follows

                              Dec.31,1997             March 31, 1998

Domestic suppliers                558 508                    550 693
Foreign suppliers                 149 057                    213 765
RADET (domestic)                  882 050                  1 134 724

TOTAL                           1 589 615                  1 899 724

RADET is the supplier to BIOFARM S.A. of steam and hot water. RADET invoices the services to BIOFARM S.A. on a monthly basis. The contract with the supplier states precise penalties which are to be charged for any delays in payment, The contract in force as at 31 December 1997, concluded between RADET and BIOFARM as at 28 February 1997 states penalties of 0.2% for any day of delay in payment. BIOFARM signed the contract with reserve due to difficulties in measurement of real consumption. The previous contract valid until February 1997, stipulated penalties of 0.15% per day of delay in payment.

BIOFARM is in litigation with RADET for outstanding debts. The balance at 31 December 1996, included USD 308,613 representing penalties invoiced by RADET. As at 31 March 1998 and 31 December 1997 the balance with RADET includes no penalties, as the Company is negotiating a settlement under which all penalties will be forgiven, see note 17.

BIOFARM S.A.
Notes to the Financial Statements (all figures in USD)
-------------------------------------------------------------------------------

8.       Common stock

Common stock as at March 31, 1998 and December 31, 1997 consists of 9,015,200 authorized and issued shares having a nominal value of ROL 1,000 per share, following a 25 for 1 share split.

Both at 31 December 1996 and 30 June 1997 the registered shareholders of BIOFARM S.A. were the State Ownership Fund (SOF) with 40% and Individual shareholders with 60%.

On 27 June 1997 the State Ownership Fund entered into a sale purchase contract with Shapiro Bancorp LLC, Carson City, Nevada, USA for the sale of the SOF's 40% holding to Shapiro Bancorp LLC. Ownership was transferred to the buyer after payment on 20 August 1997.

The General Meeting of Shareholders, held on April 14, 1998, approved the issue of 27,045,600 new shares at their nominal value of ROL 1,000 each with pre-emptive subscription rights for shareholders registered as of April 3, 1998. 30% of the value of shares subscribed must be paid by June 15, 1998, while the balance must be paid by December 31, 1998.

9.       Additional paid in capital

Under the terms of the sale purchase agreement with the SOF, subsequent to the purchase by Shapiro Bancorp LLC of 40% of the shares of the Company, the SOF made a cash capital grant to the Company of ROL 5,595,900,000. These funds are to be used, in agreement with the SOF, for the repayment of certain obligations of the Company and for additional investments in the Company's facilities.

10.      Dividends

No dividends are proposed for the year ended December 31, 1997.

BIOFARM S.A.
Notes to the Financial Statements (all figures in USD)
------------------------------------------------------------------------------

11.      Capital commitments

Under the terms of contract number 975, dated 27 June 1997, between the State Ownership Fund and Shapiro Bancorp LLC, the latter are required to follow an investment program between 1997 and 2001.

Required capital expenditure is as follows:

                                                            Capital expenditure
Year                                        Currency              required

1 997                                           USD                  665 000
1 998                                           USD                1 610 000
1 999                                           USD               14 091 000
2 000                                           USD               10 695 000
2 001                                           USD                7 970 000
TOTAL                                           USD               35 031 000
Investments for environment protection          USD                1 300 000
GRAND TOTAL                                     USD               36 331 000

Non compliance with this investment program will result in a penalty of 30% of any required expenditure not made, calculated annually on a cumulative basis, payable by Shapiro Bancorp LLC to the State Ownership Fund.

The agreement allows Shapiro Bancorp LLC and the SOF to modify the investment program by mutual consent.

12.      Land

BIOFARM S.A. does not yet have ownership deeds for the land occupied by the company. The land used by the Company has a total surface area of some 25,212 square meters. Under Romanian law, State owned and formerly State owned companies are entitled to ownership of land used, subject to the fulfillment of certain administrative procedures. If the ownership deeds for land are first requested by the Company, then granted, additional common stock will be issued to the SOF as consideration. Under the terms of its sales purchase agreement with the SOF, Shapiro Bancorp LLC appears to have the right/obligation to purchase from the SOF the resulting new shares, at a price to be established. Management considers that following the relevant administrative procedures, approximately 1,050,000 new shares would be issued as consideration for land title. In the absence of land title, the Company pays a nominal land tax to the Romanian Government.

BIOFARM S.A. requested a valuation for the land. This valuation was performed by SC Inter-Ex Consulting S.R.L., an accredited valuation company, member of the National Association of Romanian Valuators. The value of the land as at 30 June 1997 was assessed at USD 5,666,834.

BIOFARM S.A.
Notes to the Financial Statements (all figures in USD)
-------------------------------------------------------------------------------

13.      Administration expenses

Administration expenses for 1997 are stated net of USD 308,613 of provisions for penalties recorded as due to RADET as at December 31, 1996, see notes 7 and 17. Administration expenses for the three months ended March 31, 1998 include a penalty of USD 105,208 paid to the Romanian Ministry of Finance (see note 1.6).

14.      Taxation

Income taxes for 1997 represent the tax due on 1997 income, after offset of ROL 1.9 billion of tax losses brought forward from prior years. Income tax for the three months ended March 31, 1998 represent tax due on the statutory profits for the period. The tax charge is computed at the current statutory rate of 38%. Potential deferred tax assets on timing differences, including restatements with a potential tax effect, are not significant.

15.      Earnings per share

Earnings per share for the three months ended March 31, 1998 and for 1997 have been computed on the basis of the 9,015,200 shares authorized and issued as at March 31, 1998 and December 31,1997.

16.      Post balance sheet events

On November 19, 1997 the Company made an advance payment of USD 700,000 to a foreign supplier of raw materials, and on December 2, 1997 made a further advance payment of USD 12,500 to the same supplier. Under the regulations of the Romanian National Bank, raw materials that have been paid for in advance must be received in Romania no later than 75 days from the date of the advance payment. In the minutes, dated March 6, 1998, of a control carried out by the Romanian Ministry of Finance,- penalties of ROL 862,634,650 (USD 105,208) were assessed on the Company, and the Company was given a period of one month to bring the goods into the country or to receive repayment of the advances. The Company received a repayment of USD 300,000 on March 13, 1998. Although the penalties have been paid by the Company and recorded as an expense for the three months ended March 31, 1998, the Company is contesting its liability.

BIOFARM S.A.
Notes to the Financial Statements (all figures in USD)
-------------------------------------------------------------------------------

17.      Contingencies

a) RADET, the supplier to the company of steam and hot water, is claiming penalties as of December 31, 1997 of ROL 3,137 billion (some USD 391,000) for late payment of amounts due by the Company. At the same time, the Company is claiming that the amounts invoiced by RADET were calculated incorrectly, and therefore are excessive. From April 1998, the Company installed its own thermal station to generate its own steam and hot water, which should be functional by June 1998. Preliminary negotiations between RADET and the Company indicate that RADET will drop all claims to penalties provided that the Company agrees to pay the amounts invoiced, and that payment terms of up to one year could be agreed. In these circumstances, the Directors of the Company consider that no provision for penalties is required as of December 31, 1997.

b) On November 19, 1997 the Company made an advance payment of USD 700,000 to a foreign supplier of raw materials, and on December 2, 1997 made a further advance payment of USD 12,500 to the same supplier, using part of the funds received from the SOF. In the minutes, dated March 6, 1998, of a control carried out by the Romanian Ministry of Finance, it is stated that the Company had obligations of ROL 1,448,981,425 (some USD 180,000), at the date of receipt of the funds from the SOF, that should have been paid using the funds received from the SOF. In consequence, the Romanian Ministry of Finance has assessed a fine on the Company of ROL 1,448,981,425. The Company is contesting this fine. Management considers that the Company's case is very good and consequently, no provision has been made for this in the accounts.

C) The penalties of ROL 862,634,650 (USD 105,208) paid to the Romanian Ministry of Finance in March 1998 have been treated as a cost for the three months ended March 31, 1998 (see notes 13 and 16). Nonetheless, the company is constesting its liability to this claim.